As filed with the Securities and Exchange Commission on June 20, 2025.

Registration No. 333-286644

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	47-3892903
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5115 Maryland Way, Suite 303

Brentwood, Tennessee 37027

(833) 267-3235

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles A. Ross, Jr.

Chief Executive Officer

5115 Maryland Way, Suite 303

Brentwood, Tennessee 37027

(833) 267-3235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400	Anthony N. DeMint, Esq. DeMint Law, PLLC 3753 Howard Hughes Parkway Second Floor Suite 314 Las Vegas, Nevada 89169 (702) 714-0889

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2025

PRELIMINARY PROSPECTUS

American Rebel Holdings, Inc.

4,760,316 Shares of Common Stock

This prospectus relates to the offering and resale by of up to 4,760,316 shares (the “Shares”) of common stock, $0.001 par value (“Common Stock”) of American Rebel Holdings, Inc. (the “Company”) by the selling stockholders (the “Selling Stockholders”) identified in this prospectus under “Selling Stockholders”, consisting of (i) 3,677,548 shares of Common Stock pursuant to Securities Purchase Agreements, dated April 4, 2025 (the “Purchase Agreement”), with the Selling Stockholders, consisting of: (a) 468,650 shares of Common Stock, (b) 255,990 shares of Common Stock issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”), (c) 724,640 shares of Common Stock issuable pursuant to the series A warrants (the “Series A Warrants”), (d) 2,173,920 shares of Common Stock issuable pursuant to the series B warrants (the “Series B Warrants”) and (e) 54,348 shares of Common Stock issuable pursuant to placement agent warrants (the “PA Warrants”); and (ii) 1,082,768 shares of Common Stock pursuant to piggy-back registration rights granted to certain Selling Stockholders.

The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of the securities in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 30 of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We would, however, receive proceeds if the warrants are exercised, through the payment of the exercise price in cash, in a maximum amount of up to approximately $8,551,008.

Our Second Amended and Restated Articles of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, of which we have designated 150,000 shares as Series A – Convertible Preferred Stock (“Series A Preferred Stock”) (124,812 of which were issued to three members of management, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht), and have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 79% of the available stockholder votes, and are convertible (subject to vesting requirements) at a ratio of 500 to 1 into shares of common stock). The power of the board of directors to issue shares of common stock, preferred stock, warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the Company’s outstanding common stock or its voting power. The Series A Preferred Stock was issued prior to these stockholder approval limitations.

Unless otherwise indicated, information in this prospectus, other than as set forth in our financial statements and the notes thereto which are incorporated by reference, reflect (a) the 1-for-9 reverse stock split that was effective on October 2, 2024 and (b) the 1-for-25 reverse stock split that was effective on March 31, 2025.

The shares of Common Stock and certain warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively. On June 18, 2025, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $1.62 per share.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

You should rely only on the information contained in this prospectus, contained in the other documents that are incorporated by reference into this prospectus, or contained any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future financial performance, our growth strategy, our objectives for future operations and industry trends, are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “can,” “may,” “intend,” “might,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms, and other comparable terminology that convey uncertainty of future events or outcomes. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business and in the industry in which we operate. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under “Risk Factors.” Forward-looking statements include, but are not limited to, statements regarding:

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	the risks and other factors described under the caption “Risk Factors” in the registration statement of which this prospectus forms a part and included in our most recent Annual Report on Form 10-K filed with the SEC;
●	our ability to efficiently manage and repay our debt obligations;

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●	our ability to maintain compliance with the continued listing standards of Nasdaq;
●	the effect of new tariffs on our business and financial condition;
●	risk that we will not be able to remediate identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures;
●	our failure to timely file certain periodic reports with the SEC and our prior restatements have had, and may in the future have further, material adverse consequences to our business, our financial condition, results of operations and our cash flows;
●	the outcome of current litigation;
●	future acquisitions and operations of new manufacturing facilities and/or sales organizations might prove unsuccessful and could fail;
●	our inability to raise additional financing for working capital, especially related to purchasing critical inventory;
●	our ability to generate sufficient revenue in our targeted markets to support operations;
●	significant dilution resulting from our financing activities:
●	actions and initiatives taken by both current and potential competitors;
●	shortages of components and materials, as well as supply chain disruptions, may delay or reduce our sales and increase our costs, thereby harming our results of operations;
●	we do not have long-term purchase commitments from our customers, and their ability to cancel, reduce, or delay orders could reduce our revenue and increase our costs;
●	our success depends on our ability to introduce new products that track customer preferences;
●	if we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights;
●	as a significant portion of our revenues are derived by demand for our safes and the personal security products for firearms storage, we depend on the availability and regulation of ammunition and firearm storage;
●	our future operating results;
●	our ability to diversify our operations;
●	our inability to effectively meet our short- and long-term obligations;
●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;
●	given our limited corporate history it is difficult to evaluate our business and future prospects and increases the risks associated with an investment in our securities;
●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
●	changes in generally accepted accounting principles in the United States (or “U.S. GAAP”) or in the legal, regulatory and legislative environments in the markets in which we operate;
●	deterioration in general or global economic, market and political conditions;
●	inability to efficiently manage our operations;
●	inability to achieve future operating results;
●	the unavailability of funds for capital expenditures;
●	our ability to recruit and hire key employees;
●	the inability of management to effectively implement our strategies and business plans;
●	our business prospects;
●	any contractual arrangements and relationships with third parties;
●	the dependence of our future success on the general economy;
●	any possible financings; and
●	the adequacy of our cash resources and working capital.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and any prospectus supplement, and are subject to risks and uncertainties.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and under similar headings in our most recent Annual Report on Form 10-K or Current Reports on Form 8-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus relate only to events as of the date of hereof or thereof. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before investing in our Common Stock, especially the risks and other information we discuss under the heading “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. If any of the risks described herein materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of the Common Stock could decline, and you could lose part or all of your investment. Our expectations for our future performance may change after the date of this prospectus and there is no guarantee that such expectations will prove to be accurate. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company,” “our Company,” “American Rebel Holdings,” and “American Rebel,” refer to American Rebel Holdings, Inc. and its operating subsidiaries, American Rebel Beverages, LLC, American Rebel, Inc., Champion Safe Co., Inc., Superior Safe, LLC, Safe Guard Security Products, LLC and Champion Safe De Mexico, S.A. de C.V.

Overview

Introduction of American Rebel Beer

On August 9, 2023, the Company entered into a Master Brewing Agreement with Associated Brewing. Under the terms of the Brewing Agreement, Associated Brewing has been appointed as the exclusive producer and seller of American Rebel branded spirits, with the initial product being American Rebel Light Beer. American Rebel Light Beer launched regionally in mid-2024. The Company paid a setup fee and security deposit to Associated Brewing. In late 2023, the Company established American Rebel Beverages, LLC as a wholly-owned subsidiary specifically to hold the alcohol licenses and operate the beer business.

Corporate Summary

American Rebel Holdings, Inc. was incorporated on December 15, 2014, in the State of Nevada and is authorized to issue 600,000,000 shares of $0.001 par value common stock (“Common Stock”) and 10,000,000 shares of $0.001 par value preferred stock (“Preferred Stock”).

The Company operates primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products. Additionally, the Company designs and produces branded apparel and accessories.

We believe that when it comes to their homes, consumers place a premium on their security and privacy. Our products are designed to offer our customers convenient, efficient and secure home and personal safes from a provider that they can trust. We are committed to offering products of enduring quality that allow customers to keep their valuable belongings protected and to express their patriotism and style, which is synonymous with the American Rebel brand.

Our safes and personal security products are constructed primarily of U.S. made steel. We believe our products are designed to safely store firearms, as well as store our customers’ priceless keepsakes, family heirlooms and treasured memories and other valuables, and we aim to make our products accessible at various price points for home and office use. We believe our products are designed for safety, quality, reliability, features and performance.

To enhance the strength of our brand and drive product demand, our manufacturing facilities and various suppliers emphasize product quality and mechanical development in order to improve the performance and affordability of our products while providing support to our distribution channel and consumers. We seek to sell products that offer features and benefits of higher-end safes at mid-line price ranges.

We believe that safes are becoming a ‘must-have appliance’ in a significant portion of households. We believe our current safes provide safety, security, style and peace of mind at competitive prices.

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In addition to branded safes, we offer an assortment of personal security products as well as apparel and accessories for men and women under the Company’s American Rebel brand. Our backpacks utilize what we believe is a distinctive sandwich-method concealment pocket, which we refer to as Personal Protection Pocket, to hold firearms in place securely and safely. The concealment pockets on our Freedom 3.0 Concealed Carry Jackets incorporate a silent operation opening and closing with the use of a magnetic closure.

We believe that we have the potential to continue to create a brand community presence around the core ideals and beliefs of America, in part through our Chief Executive Officer, Charles A. “Andy” Ross, who has written, recorded and performs a number of songs about the American spirit of independence. We believe our customers identify with the values expressed by our Chief Executive Officer through the “American Rebel” brand.

Through our growing network of dealers, we promote and sell our products in select regional retailers and local specialty safe, sporting goods, hunting and firearms stores, as well as online, including our website.

American Rebel is boldly positioning itself as “America’s Patriotic Brand” in a time when national spirit and American values are being rekindled and redefined. American Rebel is an advocate for the 2nd Amendment and conveys a sense of responsibility to teach and preach good common practices of gun ownership. American Rebel products keep you concealed and safe inside and outside the home. American Rebel Safes protect your firearms and valuables from children, theft, fire and natural disasters inside the home; and American Rebel Concealed Carry Products provide quick and easy access to your firearm utilizing American Rebel’s Proprietary Protection Pocket in its backpacks and apparel outside the home. The initial company product releases embrace the “concealed carry lifestyle” with a focus on concealed carry products, apparel, personal security and defense. “There’s a growing need to know how to protect yourself, your family, your neighbors or even a room full of total strangers,” says American Rebel’s Chief Executive Officer Andy Ross. “That need is in the forethought of every product we design.”

The “concealed carry lifestyle” refers to a set of products and a set of ideas around the emotional decision to carry a gun everywhere you go. The American Rebel brand strategy is similar to the successful Harley-Davidson Motorcycle philosophy, referenced in this quote from Richard F. Teerlink, Harley’s chairman and former chief executive, “It’s not hardware; it is a lifestyle, an emotional attachment. That’s what we have to keep marketing to.” As an American icon, Harley has come to symbolize freedom, rugged individualism, excitement and a sense of “bad boy rebellion.” American Rebel - America’s Patriotic Brand has significant potential for branded products as a lifestyle brand. Its innovative Concealed Carry Product line and Safe line serve a large and growing market segment; but it is important to note we have product opportunities beyond Concealed Carry Products and Safes.

American Rebel Safes

Keeping your guns in a location only appropriate trusted members of the household can access should be one of the top priorities for every responsible gun owner. Whenever a new firearm is purchased, the owner should look for a way to store and secure it. Storing the firearm in a gun safe will prevent it from being misused by young household members, and it will prevent it from being stolen in a burglary or damaged in a fire or natural disaster. Gun safes may seem pricy at first glance, but once the consumer is educated on their role to protect expensive firearms and other valuables such as jewelry and important documents, the price is justified.

American Rebel produces large floor safes in a variety of sizes as well as small portable keyed safes. Additional opportunities exist for the Company to develop Wall Safes and Handgun Boxes.

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Reasons gun owners should own a gun safe:

●	If you are a gun owner and you have children, many states have a law in place that you have to have your gun locked in a safe, away from children. This will prevent your children from getting the gun and hurting themselves or someone else.

●	Some states have a law in place that you have to keep your gun locked away when it is not in use even if you don’t have children in your home. California has a law that you have to have your gun locked in a firearms safety device that is considered safe by the California Department of Justice (DOJ). When you buy a safe, you should see if it has approval from the California DOJ.

●	Many gun owners own more guns than insurance will cover. Many insurance companies only cover $3,000 worth of guns. Are your weapons worth more? If so, you should invest in a gun safe to make sure your guns are protected from fire, water, and thieves.

●	Many insurance companies may give you a discount if you own a gun safe. If you own a gun safe or you purchase one, you should see if your insurance company is one that offers a discount for this. A safe can protect your guns and possibly save you money.

●	Do people know you own guns? You might not know that many burglaries are carried out by people they know.

●	If a person you know breaks into your home, steals your gun, and murders someone you could be charged with a crime you didn’t commit, or the victim’s family could sue you.

●	Gun safes can protect your guns in the event your home goes up in flames. When buying a safe, you should see if it will protect your firearm or any other valuables from fire damage.

●	You might be the type of person that has a gun in your home for protection. A gun locked in a safe can still offer you protection. There are quick access gun safes on the market. With a quick access gun safe, you can still retrieve your gun in a few seconds, but when it isn’t needed it will be protected.

A gun safe is the best investment a gun owner can make because the safe can protect guns from thieves, fire, water, or accidents. Bills or ballot measures to require safe storage have been discussed in Delaware, Washington, Oregon, Missouri and Virginia; and various laws are on the books in California and Massachusetts. Even a figure as staunchly pro-gun as Texas’s Republican lieutenant governor, Dan Patrick, called on gun-owning parents to lock up their weapons after the Santa Fe shooting. The gun safe industry is experiencing rapid growth and innovation. American Rebel Chief Executive Officer Andy Ross and the rest of the American Rebel team are committed to fulfilling the opportunity in the gun safe market and filling the identified void with American Rebel Gun Safes.

Our Competitive Strengths

We believe we are progressing toward long-term, sustainable growth, and our business has, and our future success will be driven by, the following competitive strengths:

● Powerful Brand Identity - we believe we have developed a distinctive brand that sets us apart from our competitors. This has contributed significantly to the success of our business. Our brand is predicated on patriotism and quintessential American character: protecting our loved ones. We strive to equip our safes with technologically advanced features that offer customers advanced security to provide the peace of mind they need. Maintaining, protecting and enhancing the “American Rebel” brand is critical to expanding our loyal enthusiasts base, network of dealers and other partners. Through our branded apparel and accessories, we seek to further enhance our connection with the American Rebel community and share the values of patriotism and safety for which our Company stands for. We strive to continue to meet their need for our safes and our success will depend largely on our ability to maintain customer trust, become a gun safe storage leader and continue to provide high-quality safes.

● Product Design and Development - our current safe model relies on time-tested features, such as Four-Way Active Boltworks, pinning the door shut on all four sides (compared to Three-Way Bolt works, which is prevalent in many of our competitors’ safes), and benefits that would not often be available in our price point, including 12-gauge and heavier US-made steel. The sleek exterior of our safes has garnered attention and earned the moniker from our dealers as the “safe with an attitude.” When we set out to enter the safe market, we wanted to offer a safe that we would want to buy, one that would get our attention and provide excellent value for the cost.

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● Focus on Product Performance - since the introduction of our first safes, we have maintained a singular focus on creating a full range of safe, quality, reliable safes that were designed to help our customers keep their family and valuables safe at all times. We incorporate advanced features into our safes that are designed to improve strength and durability. Key elements of some of our current model safes’ performance include:

Double Plate Steel Door - 4 ½” Thick

Reinforced Door Edge - 7/16” Thick

Double-Steel Door Casement

Steel Walls - 11-Gauge

Diameter Door Bolts - 1 ¼” Thick

Four-Way Active Boltworks

Diamond-Embedded Armor Plate

* Double Plate Steel Door is formed from two U.S.-made steel plates with fire insulation sandwiched inside. Thicker steel is placed on the outside of the door while the inner steel provides additional door rigidity and attachment for the locking mechanism and bolt works. The door edge is reinforced with up to four layers of laminated steel. Pursuant to industry-standard strength tests performed, this exclusive design offers up to 16 times greater door strength and rigidity than the “thin metal bent to look thick” doors.

* Double-Steel Door Casement is formed from two or more layers of steel and is welded around the perimeter of the door opening. Pursuant to industry-standard strength tests performed, it more than quadruples the strength of the door opening and provides a more secure and pry-resistant door mounting. We install a Double-Steel Door Casement™ on our safes. We believe the reinforced door casement feature provides important security as the safe door is often a target for break-in attempts.

* Diamond-Embedded Armor Plate Industrial diamond is bonded to a tungsten steel alloy hard plate. Diamond is harder than either a cobalt or carbide drill. If drilling is attempted the diamond removes the cutting edge from the drill, thus dulling the drill bit to where it will not cut.

● Trusted Brand - We believe that we have developed a trusted brand with both retailers and consumers for delivering reliable, secure safe solutions.

● Customer Satisfaction - We believe we have established a reputation for delivering high-quality safes and personal security products in a timely manner, in accordance with regulatory requirements and our retailers’ delivery requirements and supporting our products with a consistent merchandising and marketing message. We believe that our high level of service, combined with strong consumer demand for our products and our focused distribution strategy, produces substantial customer satisfaction and loyalty. We believe we have cultivated an emotional connection with the brand which symbolizes a lifestyle of freedom, rugged individualism, excitement and a sense of bad boy rebellion.

● Proven Management Team - Our founder and Chief Executive Officer, Charles A. Ross, Jr., has led the expansion and focus on the select product line we offer today. We believe that Mr. Ross had an immediate and positive impact on our brand, products, team members, and customers. Under Mr. Ross’s leadership, we believe that we have built a strong brand and strengthened the management team. We are refocusing on the profitability of our products, reinforcing the quality of safes to engage customers and drive sales. We believe our management team possesses an appropriate mix of skills, broad range of professional experience, and leadership designed to drive board performance and properly oversee the interests of the Company, including our long-term corporate strategy. Our management team reflects a balanced approach to tenure that will allow the board of directors to benefit from a mix of newer members who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our complex business.

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Our Growth Strategy

Our goal is to enhance our position as a designer, producer and marketer of premium safes and personal security products. We have established plans to grow our business by focusing on three key areas: (1) organic growth and expansion in existing markets; (2) targeted strategic acquisitions that increase our on-premise and online product offerings, distributor and retail footprint and/or have the ability to increase and improve our manufacturing capabilities and output, and (3) expanding the scope of our operations through brand licensing.

We have developed what we believe is a multi-pronged growth strategy, as described below, to help us capitalize on a sizable opportunity. Through methodical sales and marketing efforts, we believe we have implemented several key initiatives we can use to grow our business more effectively. We believe we made significant progress in 2024 in the largest growing segment of the safe industry, sales to first-time buyers. We have right-sized our manufacturing operation and made many key design improvements. We intend to opportunistically pursue the strategies described below to continue our upward trajectory and enhance stockholder value. Key elements of our strategy to achieve this goal are as follows:

Organic Growth and Expansion in Existing Markets - Build our Core Business

The cornerstone of our business has historically been our safe product offerings. We are focused on continuing to develop our home, office and personal safe product lines. We are investing in adding what we believe are distinctive and advanced technological solutions for our safes and protective product lines.

We are working to increase floor space dedicated to our safes and strengthen our online presence in order to expand our reach to new enthusiasts and build our devoted American Rebel community. We intend to continue to endeavor to create and provide retailers and customers with what we believe are responsible, safe, reliable and stylish products, and we expect to concentrate on tailoring our supply and distribution logistics in response to the specific demands of our customers.

Additionally, our Concealed Carry Product line and Safe line serve a large market segment. We believe that interest in safes increase, as well as in our complimentary concealed carry backpacks and apparel as a byproduct, when interest of the general population in firearms increase. In addition, certain states (such as Massachusetts, California, New York and Connecticut) are starting to legislate new storage requirements in respect of firearms, which is expected to have a positive impact on the sale of safes.

We continue to strive to strengthen our relationships and our brand awareness with our current distributors, dealers, manufacturers, specialty retailers and consumers and to attract other distributors, dealers, and retailers. We believe that the success of our efforts depends on the distinctive features, quality, and performance of our products; continued manufacturing capabilities and meeting demand for our safes; the effectiveness of our marketing and merchandising programs; and the dedicated customer support.

In addition, we seek to improve customer satisfaction and loyalty by offering distinctive, high-quality products on a timely and cost-attractive basis and by offering efficient customer service. We regard the features, quality, and performance of our products as the most important components of our customer satisfaction and loyalty efforts, but we also rely on customer service and support for growing our business.

Furthermore, we intend to continue improving our business operations, including research and development, component sourcing, production processes, marketing programs, and customer support. Thus, we are continuing our efforts to enhance our production by increasing daily production quantities through equipment acquisitions, expanded shifts and process improvements, increased operational availability of our equipment, reduced equipment down times, and increased overall efficiency.

We believe that by enhancing our brand recognition, our market share might grow correspondingly. Industry sources estimate that 70 million to 80 million people in the United States own an aggregate of more than 400 million firearms, creating a large potential market for our safes and personal security products. We are focusing on the premium segment of the market through the quality, distinctiveness, and performance of our products; the effectiveness of our marketing and merchandising efforts; and the attractiveness of our competitive pricing strategies.

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Targeted Strategic Acquisitions for Long-term Growth

We are consistently evaluating and considering acquisition opportunities that fit our overall growth strategy as part of our corporate mission to accelerate long-term value for our stockholders and create integrated value chains.

Expanding Scope of Operations Activities through Brand Licensing

We continually seek to target new consumer segments for our safes. As we believe that safes are becoming a must-have household appliance, we strive to establish authenticity by selling our products to additional groups, and to expand our direct-to-consumer presence through our website and our showroom currently in Lenexa, Kansas.

Further, we believe that American Rebel has significant potential for branded products as a lifestyle brand. As the American Rebel Brand continues to grow in popularity, we anticipate generating additional revenues from licensing fees earned from third parties who wish to engage the American Rebel community. While the Company does not currently generate material revenues from licensing fees, our management team believes the American Rebel brand name may in the future have significant licensing value to third parties that seek the American Rebel name to brand their products to market to the American Rebel target demographic. For example, a tool manufacturer that wants to pursue an alternative marketing plan for a different look and feel could license the American Rebel brand name for their line of tools and market their tools under our distinct brand. This licensee would benefit from the strong American Rebel brand with their second line of American Rebel branded tools as they would continue to sell both of the lines of tools. Conversely, American Rebel could potentially benefit as a licensee of products. If American Rebel determines a third party has designed, engineered, and manufactured a product that would be a strong addition to the American Rebel catalog of products, American Rebel could license that product from the third-party and sell the licensed product under the American Rebel brand.

If creating a new product is the best path to growing the business, we will create a new product. American Rebel Light Beer capitalizes on the American Rebel brand and presents an exceptional product. American Rebel Light is a Premium Domestic Light Lager Beer - All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers. Initial response to America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer has been very strong.

Our website addresses are www.americanrebel.com, www.championsafe.com, www.superiorsafe.com and www.americanrebelbeer.com. Information available on our websites is not incorporated by reference in and is not deemed a part of the registration statement of which this prospectus forms a part.

Piggy-Back Registration Rights

We are registering an aggregate of 1,082,768 shares of Common Stock pursuant to piggy-back registration rights granted to certain Selling Stockholders as described below.

Coventry Enterprises, LLC

The piggy-back registration right granted to Coventry Enterprises, LLC is for shares underlying the conversion of 6,600 shares of Series D Convertible Preferred Stock. The piggy-back registration right is as follows:

If the Borrower does not include the shares of common stock underlying this Note and preferred shares held by the lender in the next Registration Statement; however, if the SEC does not allow the registration of the shares of common stock underlying the Note to be registered until a default has occurred, such non-allowance shall not be deemed a default under this Note.

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Horberg Enterprises LP

The piggy-back registration right granted to Horberg Enterprises LP is for shares underlying the conversion of an OID note dated November 11, 2024 and shares underlying the conversion of an OID note dated December 13, 2024. The piggy-back registration right is as follows:

The Borrower hereby grants Holder piggy-back registration rights on the 36,830 OID shares of common stock and any Conversion Shares issued pursuant to this Note for any registration statement the Borrower files under the Securities Act of 1933, as amended, except for Forms S-8, S-3 or as otherwise prohibited by an underwriter or placement agent for the Borrower’s securities.

Kingdom Building, Inc.

The piggy-back registration right granted to Kingdom Building, Inc. is for shares underlying the conversion of 17,456 shares of Series D Convertible Preferred Stock. The piggy-back registration right is as follows:

Holder is hereby granted piggy-back registration rights on the shares of Common Stock underlying the Preferred Stock issued or issuable pursuant to this Note for any registration statement the Borrower files under the Securities Act of 1933, as amended, except for Forms S-8, S-3 or as otherwise prohibited by an underwriter or placement agent for the Borrower’s securities.

Bakay Capital Fund, L.P.

The piggy-back registration right granted to Bakay Capital Fund, L.P. is for shares underlying the conversion of 97,893 shares of Series D Convertible Preferred Stock. The piggy-back registration right is as follows:

Holder is hereby granted piggy-back registration rights on the shares of Common Stock underlying the Preferred Stock issued or issuable pursuant to this Note for any registration statement the Borrower files under the Securities Act of 1933, as amended, except for Forms S-8, S-3 or as otherwise prohibited by an underwriter or placement agent for the Borrower’s securities.

Shelor Motor Mile Inc.

The piggy-back registration right granted to Shelor Motor Mile Inc. is for shares underlying the conversion of 46,667 shares of Series D Convertible Preferred Stock. The piggy-back registration right is as follows:

Motor Mile is hereby granted piggy-back registration rights on the shares of Common Stock underlying the Preferred Stock issued pursuant to the agreement to purchase the Tony Stewart Sponsorship for any registration statement the Borrower files under the Securities Act of 1933, as amended, except for Forms S-8, S-3 or as otherwise prohibited by an underwriter or placement agent for American Rebel’s securities.

April 2025 Private Placement

On April 4, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional investors (the “Investors”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 468,650 shares (the “Shares”) of the Common Stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 255,990 shares of Common Stock, at an exercise price of $0.001 per share, (iii) Series A warrants (the “Series A Warrants”) to purchase up to 724,640 shares of Common Stock, at an exercise price of $2.95 per share, and (iv) Series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants” ) to purchase up to 2,173,920 shares of Common Stock at an exercise price of $2.95 per share. The Series A Warrants are exercisable immediately upon issuance and have a term of exercise equal to five years from the date of issuance. The Series B Warrants are exercisable immediately upon issuance and have a term of exercise equal to eighteen (18) months from the date of issuance. The combined purchase price per Share and accompanying Warrants was $3.45. The Private Placement closed on April 8, 2025.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

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In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of April 4, 2025, with the Investors, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than fifteen (15) calendar days after the date of the Registration Rights Agreement and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than forty-five (45) calendar days following the date of the Registration Rights Agreement (or seventy-five (75) calendar days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The aggregate gross proceeds to the Company from the Private Placement were approximately $2.5 million, prior to deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of October 3, 2024, as amended on April 2, 2025, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, and (iii) a non-accountable expense allowance of $35,000, and (iv) $50,000 for fees and expenses of Wainwright’s legal counsel and other out-of-pocket expenses. Additionally, if any of the Warrants are exercised for cash, the Company shall pay Wainwright a cash fee of 7.5% of the aggregate gross exercise price paid in cash with respect thereto. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 54,348 shares of Common Stock at an exercise price equal to $4.3125 per share and, if any Warrants are exercised for cash, the Company will be obligated to issue to Wainwright additional Placement Agent Warrants equal to 7.5% of the total Warrants exercised, if any. The Placement Agent Warrants have substantially the same terms as the Warrants, are exercisable immediately upon issuance and have a term of exercise equal to five (5) years from the date of issuance.

Pursuant to the Purchase Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until thirty (30) days after the effective date of the resale registration statement. The Company has also agreed not to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one (1) year after the effective date of the Registration Statement (subject to certain exceptions).

The Shares and shares of Common Stock (a) underlying the Pre-Funded Warrants, (b) underlying the Warrants and (c) underlying the Placement Agent Warrants are being registered in the registration statement of which this prospectus forms a part and such registration statement is being filed for the purposes of complying with the Registration Rights Agreement.

Competition

The North American safe industry is dominated by a small number of companies. We compete primarily on the quality, safety, reliability, features, performance, brand awareness, and price of our products. Our primary competitors include companies such as Liberty Safe, Fort Knox Security Products, American Security, Sturdy Safe Company, Homeland Security Safes, SentrySafe and as well as certain other domestic manufacturers, as well as certain China-based manufactured safes. Safes manufactured in China, including Steelwater and Alpha-Guardian, have struggled under the import tariffs initiated under the administration of U.S President Donald Trump. We believe that given the current substantial uncertainty related to the supply chain and delivery of international goods, we have a competitive advantage because our safes are not manufactured overseas.

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Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain intellectual property protection for our brand and technology, defend and enforce our intellectual property rights, preserve the confidentiality of our trade secrets, operate our business without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties and prevent third parties from infringing, misappropriating or otherwise violating our intellectual property rights. We rely on a combination of patent, copyright and trade secret laws in the United States to protect our proprietary technology. We rely on a number of United States registered, pending and common law trademarks to protect our brand “American Rebel”.

On May 29, 2018, US Patent No. 9,984,552, Firearm Detecting Luggage, was issued to us. The term of the patent is 20 years from the issuance date. In addition to our patent, we rely upon unpatented trade secrets and know-how and continuing technological development and maintain our competitive position. Trade secrets and know-how, however, can be difficult to protect. We seek to protect our proprietary information, in part, by entering into confidentiality and proprietary rights agreements with our employees and independent contractors.

Regulation

The storage of firearms and ammunition is subject to increasing federal, state and local governmental laws. While the current legislative climate does not appear to seek to limit possession of firearms, there is apparent momentum to require safe storage of firearms and ammunition. Although our safes, which are the primary driver of our sales and revenues, are designed to protect any valuables, a significant number of our safes’ end users have traditionally been gun enthusiasts, collectors, hunters, sportsmen and competitive shooters. Therefore, we expect the increasing federal, state and local governmental regulation of gun storage to have a materially positive effect on our business.

Our Customers

We primarily market and sell our products to safe-only specialty stores and independent gun stores nationwide. We sell our products online to individuals desiring home, personal and office protection, as well as to recreational shooters and hunters. Our customers choose us for a number of reasons, including the breadth and availability of the products we offer, our extensive expertise, and the quality of our customer service.

We believe the nature of our solutions and our high-touch customer service model strengthens relationships, builds loyalty and drives repeat business as our customers’ businesses expand. In addition, we feel as if our premium product lines and comprehensive product portfolio position us well to meet our customers’ needs. Furthermore, we fully anticipate that we will be able to leverage all of the data that we are collecting from our existing customer base to make continuous improvements to our offerings and better serve our current and new customers in the future.

We intend to expand our distribution to sporting goods stores, farm and home stores, other independent retailers as well as our online customer base upon securing additional funding and expanding our manufacturing facilities.

Suppliers

We are dependent on the continued supply of materials for the manufacturing of our safes, as well as the continued supply and manufacturing of backpacks and apparel at third-party facilities locations, which are critical to our success. Any event that causes a disruption of the operation of these facilities for even a relatively short period of time would adversely affect our ability to ship and deliver our safes and other products and to provide service to our customers. We have previously experienced, including during the first months after the spread of the COVID-19 pandemic, and may in the future experience, launch and production ramp up delays for our products as a result of disruption at our suppliers and our suppliers’ manufacturing partners. Additionally, we have to date fully qualified only a very limited number of such suppliers and have limited flexibility in changing suppliers. Any disruption in the supply of materials for our branded safes from our suppliers could limit our sales.

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Furthermore, the cost of safes depends in part upon the prices and availability of raw manufacturing materials such as steel, locks, fireboard, hinges, pins and other metals. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Any reduced availability of these materials may impact our access to these parts and any increases in their prices may reduce our profitability if we cannot recoup the increased costs through increased safe prices. Moreover, any such attempts to increase product prices may harm our brand, prospects and operating results.

We currently rely on third-party suppliers to ship our products to our customers. We have found that dedicated truckloads from our warehouse to our dealers reduce freight damage and provide the overall best shipping solution. Several companies offer dedicated truckload shipping. Increased sales will offer the opportunity to establish regional distribution centers.

Sales and Marketing

We market our products to consumers through independent safe specialty stores, select national and regional retailers, local specialty firearms stores, as well as via e-commerce. We maintain consumer-focused product marketing and promotional campaigns, which include print and digital advertising campaigns; social and electronic media; product demonstrations; point-of-sales materials; in-store training; and in-store retail merchandising. Our use of social media includes Facebook, and YouTube.

Marketing Team Aligned with Sales Force to Maximize Our Industry Visibility to Drive Revenue

Our Chief Executive Officer, Charles A. Ross, is familiar to many in the industry due to his twelve years on television as the host of Maximum Archery World Tour and later American Rebel, that was broadcast on The Outdoor Channel, Sportsman Channel and the Pursuit Channel. Our Marketing and Sales teams have established American Rebel as a brand that our customers want and a brand that they are proud to embrace and bring into their homes.

Direct Marketing

In light of the expertise required to deliver and install safes that weigh 500-1000 pounds, direct marketing is utilized to create awareness and provide information. Our website, AmericanRebel.com, has proven to be a very valuable tool in introducing potential customers to our products. Infomercials and direct-to-consumer campaigns are vehicles to expand our reach at the appropriate time. Currently the demand from our current customers and future customer pool of independent safe specialty stores is high. As the Company grows and seeks out new customers to expand its customer base, direct marketing will be an asset for American Rebel. Chief Executive Officer, Charles A. Ross, was basically making infomercials to promote his Ross Archery products when he was filming Maximum Archery World Tour during the mid-2000s.

Social Media and Thought Leadership

A portion of marketing dollars will be directed to social media. American Rebel and Chief Executive Officer Charles A. Ross have large followings on social media and a dedicated social media campaign will efficiently reach large numbers of potential customers and brand adopters. We will leverage our social media assets to cross-promote locally with independent safe specialty store customers to pull out product through the sales channel. Driving demand and awareness of our products to our customers will expand their loyalty to American Rebel and increase each stores’ commitment to our brand.

Trade Shows

Trade shows have been an important medium to introducing our brand and our products. The NRA Annual Meeting, a consumer trade show, is a valuable opportunity to meet and greet our final customers. When we launched our Concealed Carry line of products at the NRA Annual Meeting in Atlanta, GA, in the Spring of 2017, the response from the meeting attendees was overwhelming. We immediately knew the product line resonated with consumers. Similarly, when we introduced our line of safes at the 2019 NRA Annual Meeting in the Spring of 2019, we knew we were on to something significant. The USCCA (United States Concealed Carry Association) has an annual Concealed Carry and Home Defense Expo. This is an excellent opportunity to meet, greet and sell product to our final customers, the buying public. The Iowa Deer Classic and Illinois Deer Classic are carryovers from our Chief Executive Officer Charles A. Ross’ hosting duties on Maximum Archery World Tour, but we have found that many potential safe buyers attend these shows.

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Three industry-only trade shows we attend are the SHOT Show, Nation’s Best Sports (NBS) Spring and Fall Buying Markets, and the Sports, Inc trade show. The SHOT Show is very high-profile show that most movers and shakers in the firearms industry attend. Operated by the National Shooting Sports Foundation, the SHOT Show is the first trade show of the calendar year and is a great opportunity to introduce the year’s new products. NBS operates buying group shows where retailers who are members of NBS attend the Spring and Fall Market Buying shows to place orders. NBS provides an excellent base of customers for us to introduce our products. Sports, Inc. is a buying group show where retailers who are members of Sports, Inc. attend to make purchases from attending vendors.

Paid Advertising

We will occasionally purchase paid print advertising to support editorial and events. The American Shooting Journal has been very supportive of our business has featured an interview with our Chief Executive Officer in one of past issues of the magazine.

Series A Preferred Stock – Super Majority Voting

Our Second Amended and Restated Articles of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, of which we have designated 150,000 shares as Series A Preferred Stock (124,812 of which were issued to three members of management, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht), and have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 79% of the available stockholder votes, and are convertible (subject to vesting requirements) at a ratio of 500 to 1 into shares of common stock). The power of the board of directors to issue shares of common stock, preferred stock, warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the Company’s outstanding common stock or its voting power. The Series A Preferred Stock was issued prior to these stockholder approval limitations.

Legal Proceedings

Various claims and lawsuits, incidental to the ordinary course of our business, may be brought against the Company from time-to-time. Litigation is subject to inherent uncertainties, and an adverse result in the matters below or other matters may arise from time to time that may harm our business.

On July 23, 2024, the Company received notice of a complaint filed in the U.S. District Court for the District of Utah by Liberty Safe and Security Products, Inc. (“Liberty”), in connection with the marketing and sale of the Company’s and its subsidiaries, Champion Safe Company, Inc., line of safe products. As of the date of this Report, the complaint has not been served on the Company or Champion Safe. In the complaint, Liberty alleges trademark infringement as a result of the purported use of the term “Freedom” in the sale of safes, federal false designation of origin and unfair competition, violation of Utah deceptive trade practices, Utah unfair competition, and damages to Liberty. Management believes that this lawsuit is without merit; however has initiated settlement discussions with Liberty and anticipates an amicable settlement to be forthcoming. At this time, Management does not believe a settlement with Liberty will have a material effect on its business or financial condition.

As reported by the Company in the Form 8-K dated August 7, 2024, during February 2023, the Company entered into a $2 million master credit agreement (credit facility) with Bank of America. The credit facility is secured by all the assets of the Company’s Champion subsidiaries and guaranteed by the Company, the Champion subsidiaries and the Company’s CEO. The Line of Credit expired on February 28, 2024, but the Company and Champion Safe Company have been actively working with the bank to extend or modify the credit facility. Despite being current on all payments under the credit facility and actively working with the bank for a long-term solution to repay the credit facility, on July 25, 2024, Champion Safe Company received a notice of default and demand for payment from the bank. On March 21, 2025, Bank of America filed a complaint in the Fourth Judicial District Court in and for Utah County, State of Utah (Case No. 250401345) against the Company and its subsidiaries (Champion Safe Company, Inc., American Rebel, Inc., Superior Safe Co., L.L.C. and Safe Guard Security Products LC) alleging four causes of action related to the credit facility: (i) Breach of the Loan Documents - Champion Safe; (ii) Breach of the Loan Documents - Guarantors (the Company, American Rebel, Inc., Superior Safe Co., L.L.C. and Safe Guard Security Products LC); (iii) Breach of the Implied Covenant of Good Faith and Fair Dealing - all parties; and (iv) Unjust Enrichment - Champion Safe. As reported by the Company in the Form 8-K dated June 10, 2025, on May 30, 2025, Champion and the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) by and among Champion, the Company and the other guarantors identified therein (collectively, the “Guarantors”), and Bank of America, N.A. (the “Bank”) under the line of credit, dated as of February 10, 2023 (the “Credit Agreement”). Subject to the terms of the Forbearance Agreement, the Bank has agreed to forbear, during the Forbearance Period (as defined below), from exercising certain of their available remedies under the Credit Agreement with respect to or arising out of Champion’s failure to make payment on the outstanding principal amount of the Term Loan on the Expiration Date, as amended (as defined in the Credit Agreement) (the “Identified Default”). Further, the Borrower and Guarantors executed a Confession of Judgment and Verified Statement in connection with the Forbearance Agreement. Bank agrees to forbear from exercising its rights and remedies under the Credit Agreement through the close of business on June 30, 2025 (the “Forbearance Period”) on the following terms and conditions:

● On the sooner to occur of (i) June 30, 2025 or (ii) the termination of the Forbearance Period in accordance with the Termination of Forbearance Period Section of the Forbearance Agreement, all remaining unpaid principal, accrued interest, fees, attorneys’ fees, and expenses and other amounts owing under the Credit Agreement shall be due and payable in full;

● Champion made a principal payment in the amount of $100,000.00 on the execution of the Forbearance Agreement; and

● Should Champion fail to pay to the Bank all remaining unpaid principal, accrued interest, fees, attorneys’ fees, and expenses and other amounts owing under the Credit Agreement and the Forbearance Agreement by close of business on June 30, 2025, Champion may, upon an additional payment of $100,000.00 to Bank by close of business on July 1, 2025, extend the Forbearance Period for an additional 30 days through and including July 31, 2025.

Corporate History

The Company was incorporated on December 15, 2014, under the laws of the State of Nevada, as CubeScape, Inc. Effective January 5, 2017, the Company amended its articles of incorporation and changed its name to American Rebel Holdings, Inc. The Company completed a business combination with its majority shareholder, American Rebel, Inc. on June 19, 2017. On July 29, 2022, the Company closed on the acquisition of Champion.

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THE OFFERING

This prospectus relates to the offering and resale by of up to 4,760,316 shares Common Stock by the Selling Stockholders, consisting of (i) 3,677,548 shares of Common Stock pursuant to Securities Purchase Agreements, dated April 4, 2025, with the Selling Stockholders, consisting of: (a) 468,650 shares of Common Stock, (b) 255,990 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (c) 724,640 shares of Common Stock issuable pursuant to the Series A Warrants, (d) 2,173,920 shares of Common Stock issuable pursuant to the Series B Warrants and (d) 54,348 shares of Common Stock issuable pursuant to the PA Warrants; and (ii) 1,082,768 shares of Common Stock pursuant to piggy-back registration rights granted to certain Selling Stockholders.

Common Stock offered by the Selling Stockholder:	Up to 4,760,316 shares of Common Stock.

Common Stock outstanding prior to this offering (1)	6,823,269 shares of Common Stock.

Common stock to be outstanding after the offering (1)	11,583,585 shares of Common Stock.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholder. All of the net proceeds from the sale of the Common Stock will go to the Selling Stockholder as described below in the sections entitled “Selling Stockholder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholder. We would, however, receive proceeds if the Pre-Funded Warrants and Warrants are exercised, through the payment of the exercise price in cash, in a maximum amount of up to approximately $8,551,008.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 before deciding to invest in our securities.

Trading symbol	The shares of Common Stock and certain warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively.

(1)	The number of shares of Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 6,823,269 shares outstanding as of June 18, 2025 and excludes:

●	7,652 shares of Common Stock reserved for future issuance under our 2021 Long-Term Stock Incentive Plan (the “2021 Plan”) as of June 18, 2025, as well as automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan;

●	400,000 shares of Common Stock reserved for issuance under our 2025 Stock Incentive Plan (the “SIP”), as well as any automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan;

●	41,570 shares of Common Stock issuable upon exercise of warrants outstanding as of June 18, 2025, at a weighted average exercise price of $439.95 per share; and

●	1,279,755 shares of our common stock reserved for issuance pursuant to the conversion of preferred stock outstanding as of June 18, 2025.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. We have also identified a number of these factors under the heading “Risk Factors” in our periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended December 31, 2024 which section is incorporated by reference herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, results of operations, and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of the following risks or other risks not specified below materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our shares of common stock could decline.

Risks Related to Our Business and Industry

We cannot predict when we will achieve profitability.

We have not been profitable and cannot predict when or if we will achieve profitability. We have experienced net losses since our inception in December 2014. We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of December 31, 2024, we had an accumulated deficit of $64,491,550.

We have identified several material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, or otherwise fail to maintain proper and effective internal controls, our ability to produce timely and accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business, our stock price and access to the capital markets.

We have identified material weaknesses in our internal control over financial reporting and those weaknesses have led to a conclusion that our internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2024 or 2023. Our inability to remediate the material weaknesses, our discovery of additional weaknesses, and our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting, could adversely affect our results of operations, our stock price and investor confidence in our company.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that companies evaluate and report on the effectiveness of their internal control over financial reporting. As disclosed in more detail under Item 9A, “Controls and Procedures” above, we identified material weaknesses as of December 31, 2023 in our internal control over financial reporting, which continues to exist as of December 31, 2024. Due to the material weaknesses in our internal control over financial reporting, we have also concluded our disclosure controls and procedures were not effective as of December 31, 2024.

Failure to have effective internal control over financial reporting and disclosure controls and procedures can impair our ability to produce accurate financial statements on a timely basis and has led and could again lead to a restatement of our financial statements. For example, the identified material weaknesses resulted in material adjustments to the consolidated financial statements for the years ended December 31, 2023 and 2022. If, as a result of the ineffectiveness of our internal control over financial reporting and disclosure controls and procedures, we cannot provide reliable financial statements, our business decision processes may be adversely affected, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and our ability to obtain additional financing, or additional financing on favorable terms, could be adversely affected.

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Our management has taken action to begin remediating the material weaknesses; however, certain remedial actions have not started or have only recently been undertaken, and while we expect to continue to implement our remediation plans throughout the fiscal year ending December 31, 2025, we cannot be certain as to when remediation will be fully completed. In addition, we could in the future identify additional internal control deficiencies that could rise to the level of a material weakness or uncover other errors in financial reporting. During the course of our evaluation, we may identify areas requiring improvement and may be required to design additional enhanced processes and controls to address issues identified through this review. In addition, there can be no assurance that such remediation efforts will be successful, that our internal control over financial reporting will be effective as a result of these efforts or that any such future deficiencies identified may not be material weaknesses that would be required to be reported in future periods.

If we fail to remediate these material weaknesses and maintain effective disclosure controls and procedures or internal control over financial reporting, we may not be able to rely on the integrity of our financial results, which could result in inaccurate or additional late reporting of our financial results, as well as delays or the inability to meet our future reporting obligations or to comply with SEC rules and regulations. This could result in claims or proceedings against us, including by stockholders or the SEC. The defense of any such claims could cause the diversion of the Company’s attention and resources and could cause us to incur significant legal and other expenses even if the matters are resolved in our favor.

We restated certain of our previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues.

We reached a determination to restate our consolidated financial statements and related disclosures for the years ended December 31, 2023 and 2022 in our Form 10-K/A filed on January 29, 2025. The restatement also included other adjustments to historical periods. As a result, we have incurred unanticipated costs for accounting, professional and legal fees in connection with or related to the restatement, and have become subject to a number of additional risks and uncertainties, which may affect investor confidence in the accuracy of our financial disclosures and may raise reputational issues for our business.

Our financial results may be affected by tariffs or border adjustment taxes or other import restrictions.

Our current backpack and apparel suppliers have facilities both in China and Mexico and the imposition of tariffs or border adjustment taxes may affect our financial results. The current political climate is hostile to companies manufacturing goods outside of the US. At the current manufacturing levels, it is impractical to seek manufacturing facilities in the United States as US manufacturers are unable to meet or even approach the cost of manufacturing small quantities of custom-made goods. We are in the process of locating an alternative supplier which will have the capacity to produce commercial volumes of our backpacks and apparel to meet our expected demands. However, we have not yet located a suitable supplier and, even if we are able to do so, there is no guarantee that our manufacturing process will scale to produce our products in quantities sufficient to meet demand.

Risks Related to Our Common Stock

Stockholders’ voting power and ownership interest may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

Our Second Amended and Restated Articles of Incorporation authorizes our board of directors to issue up to 600,000,000 shares of common stock and up to 10,000,000 shares of preferred stock, of which we have designated 150,000 shares as Series A - Convertible Preferred Stock (“Series A Preferred Stock”) (124,812 of which were issued to three members of management, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht), and have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 79% of the available stockholder votes, and are convertible (subject to vesting requirements) at a ratio of 500 to 1 into shares of common stock). The power of the board of directors to issue shares of common stock, preferred stock, warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval, except for issuances of more than 20% of the company’s outstanding common stock or its voting power. The Series A Preferred Stock was issued prior to these stockholder approval limitations. Although we may be considered a “controlled company” under Nasdaq rules, we do not intend to rely on the exemptions to corporate governance requirements as a controlled company.

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While we have completed several capital raises utilizing multiple financial institutions, we may attempt to raise additional capital by returning to the market to sell shares of common or preferred stock, possibly at a deep discount to the market price of our common stock. These actions may result in dilution of the ownership interests and voting power of existing stockholders, further dilute common stock book value, and may delay, defer or prevent a change of control. While we are currently in a capital raise utilizing our Series C and D Preferred Stock, we do not believe that the terms of the offering are at a deep discount.

Additionally, other series of preferred stock, besides our Series C and D Preferred Stock, currently being offered, may carry the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, superior voting or conversion rights and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Certain of our executive officers and directors although they own an insignificant percentage of our common stock, hold super voting preferred stock that allows them to exert significant control over matters subject to stockholder approval.

Our executive officers and directors beneficially own only approximately 1% of our common stock. However, as referenced above, three members of our executive management team, Messrs. Charles A. Ross, Jr., Corey Lambrecht and Doug E. Grau own 124,812 shares of the Series A Preferred Stock to, which have superior voting rights of 1,000 to 1 over shares of our common stock, resulting in over 79% of the current available stockholder votes. In addition, these shares are able to be converted into shares of common stock at a rate of 1 share of Series A Preferred Stock into 500 shares of common stock over a vesting period under certain circumstances.

Accordingly, these stockholders, who are members of management may, as a practical matter, continue to be able to control the election of a majority of our directors and the determination of all corporate actions after these offerings and any future offerings. This concentration of ownership could delay or prevent a change in control of us.

Our board of directors has the authority, without stockholder approval, to issue additional series of preferred stock with terms that may not be beneficial to Common Stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Second Amended and Restated Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our common stock may be affected by limited trading volume and our share price may be volatile, which could adversely impact the value of our common stock.

There can be no assurance that an active trading market in our common stock can be maintained. Our common stock is likely to experience significant price and volume fluctuations in the future, which could adversely affect the market price of our common stock without regard to our operating performance and the market price of our common stock may drop below the price paid by investors. In addition, we believe that factors such as our operating results, quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Short sellers of our common stock may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long term, decline in the market price of our common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

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We may not be able to maintain a listing of our common stock on the Nasdaq Capital Market.

We must meet certain financial and liquidity criteria to maintain the listing of our common stock on the Nasdaq. If we violate the Nasdaq’s listing requirements or fail to meet its listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

On February 28, 2024 the Company received a written notice from Nasdaq stating that because the Company has not yet held an annual meeting of shareholders within 12 months of the end of the Company’s 2022 fiscal year end, it no longer complies with Nasdaq Listing Rule 5620(a) for continued listing on The Nasdaq Capital Market. The Company had until April 15, 2024, which was 45 days from the date of the notice, to submit a plan to regain compliance and, if Nasdaq accepted the plan, it may grant an exception of up to 180 calendar days from the fiscal year end, or until June 28, 2024, to regain compliance. The Company held its annual meeting of stockholders on June 27, 2024, thereby regaining compliance with the Nasdaq annual meeting requirement.

As previously disclosed, on April 23, 2024, the Company received notice from Nasdaq indicating that, while the Company had not regained compliance with the Bid Price Requirement, Nasdaq had determined that the Company was eligible for an additional 180-day period, or until October 21, 2024, to regain compliance. On October 2, 2024, the Company effectuated a 1-for-9 reverse stock split, which resulted in its stock price increasing above the Bid Price Requirement. On October 16, 2024, the Company received a written notification from Nasdaq indicating that, as of October 15, 2024, the Company had regained compliance with the Bid Price Requirement.

On November 22, 2024, the Company received a notice from Nasdaq indicating that, as a result of not having timely filed the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the Company is not in compliance with Nasdaq Listing Rules which require timely filing of periodic reports with the SEC. Pursuant to the Nasdaq Listing Rules, the Company has until January 21, 2025 to submit a plan to regain compliance. If the plan is accepted, an extension may be granted of up to 180 calendar days from the due date of the Initial Delinquent Filing, or May 19, 2025, to regain compliance. The Company submitted a compliance plan on January 20, 2025 and filed its Form 10-Q for the period ended September 30, 2024 on February 7, 2025. On February 10, 2025, the Company received a written notification from the Staff indicating that the Company had regained compliance with the periodic filing requirement under Nasdaq Listing Rules

On February 19, 2025, the Company received a notification letter Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) because the stockholders’ equity of the Company as of September 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 7, 2025, was below the minimum requirement of $2,500,000 (the “Stockholders’ Equity Requirement”). The Notification Letter has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements. Pursuant to Nasdaq’s Listing Rules, the Company had 45 calendar days (until April 7, 2025), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”).

The Company submitted the Compliance Plan on April 7, 2025. On June 11, 2025, the Company received a letter from Nasdaq accepting the Compliance Plan and granting an extension through August 18, 2025 to evidence compliance with the Rule. In the event the Company fails to evidence compliance within the extension period, the Company will have the right to a hearing before Nasdaq’s Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing. The Company will continue to monitor its stockholders’ equity and, if appropriate, consider further available options to evidence compliance with the Stockholders’ Equity Requirement.

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There can be no assurance as to whether the Company will remain compliant with the Nasdaq Listing Rules. A delisting of our Common Stock from Nasdaq (whether or not our Common Stock is subsequently listed on any of the marketplaces of the OTC Markets Group (the “OTC Markets”) thereafter) could have significant adverse impacts on our business, financial condition, results of operations and cash flows by, among other things: reducing the liquidity, public float and market price of our Common Stock; reducing the number of investors, including institutional investors, willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity; decreasing the amount of news and analyst coverage relating to us; limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and impacting our reputation and, as a consequence, our ability to attract new business. In addition, the delisting of our Common Stock from Nasdaq could constitute a breach of many of our existing material arrangements (whether or not our Common Stock is subsequently listed on any of the OTC Markets), including the terms of our credit facilities and the terms of our various debt instruments. If a delisting of our Common Stock were to cause us to violate our obligations under our credit facilities or debt instruments, such occurrence could trigger an event of default, which could have significant adverse impacts on our business, financial condition, results of operations, and cash flows.

If our Common Stock were to be delisted from Nasdaq, we intend to take action to apply for listing the Company’s Common Stock on one of the OTC Markets. However, we understand that to be eligible for quotation on certain of the OTC Markets, issuers must remain current in their filings with the SEC. In addition, even if our Common Stock is listed on the OTC Markets, the OTC Markets are generally regarded as a less efficient trading market than Nasdaq, and being listed on the OTC Markets may not resolve any breaches that may arise under our existing material arrangements, and thus many of the same risks described above would still apply.

Substantial future sales of the Common Stock could cause the market price of the Common Stock to decline.

The market price of the Common Stock could decline as a result of the substantial sales of the Common Stock by the Selling Stockholder.

We are subject to covenants under our debt or other financing agreements, including the Purchase Agreement, and we may inadvertently breach such covenants, which may result in the issuance of additional shares of Common Stock and default under the terms of the agreements or other penalties.

We have entered into several debt and other financing agreements that contain covenants surrounding our compliance with terms of the agreements. In April 2025, we entered into the Purchase Agreement with several investors named therein for the sale of shares of Common Stock and Warrants to purchase shares of Common Stock. The shares of Common Stock and the shares underlying the Warrants are being registered pursuant to the registration statement of which this prospectus forms a part. Under the Purchase Agreement, we agreed, among other things, not to issue any additional equity or equity-linked securities, subject to limited exclusions, until the expiration of 30 days after the effectiveness of this registration statement. Due to this restriction, we have continued to finance our operations through debt instruments, some of which may be convertible into shares of Common Stock or preferred stock upon default or passage of time.

While we do not believe these instruments are in violation of the covenants in the Purchase Agreement, certain investors have inquired as to whether such instruments may constitute a breach of the Purchase Agreement. As of the date of the registration statement of which this prospectus forms a part, no definitive determination has been made. However, if it is ultimately determined that a breach has occurred, we may be required to issue additional shares of Common Stock or other securities to the investors, or suffer additional damages under the terms of the Purchase Agreement.

In addition, we are party to other financing agreements, that contain substantive covenants, the breach of which could result in defaults, the imposition of financial penalties, or the issuance of additional securities. Any actual or alleged breach of these covenants may have a material adverse effect on us and our operations. Additionally, any issuance of additional securities as a result of a breach of the covenants will result in dilution to our existing stockholders.

Risks Related to This Offering

You will experience immediate and substantial dilution.

Since the price per share of the Common Stock being offered is substantially higher than the net tangible book value per share of the Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of our outstanding stock options and warrants could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our stockholders may be subject to dilution resulting from future offerings of common stock by us.

We may raise additional funds in the future by issuing common stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional common stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

There are risks, including stock market volatility, inherent in owning the Common Stock.

The market price and volume of the Common Stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

The Selling Stockholder may sell their shares of Common Stock in the open market, which may cause our stock price to decline.

The Selling Stockholder may sell their shares of Common Stock being registered in this offering in the public market. That means that up to 4,760,316 shares of Common Stock, the number of shares being registered in this offering for sale by the Selling Stockholder, may be sold in the public market. Such sales will likely cause our stock price to decline.

Sale of our common stock by the Selling Stockholder could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholder as described below in the sections entitled “Selling Stockholder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholder. We would, however, receive proceeds if the Pre-Funded Warrants and the Warrants are exercised, through the payment of the exercise price in cash, in a maximum amount of up to approximately $8,551,008.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholder will offer Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

If you invest in this offering, you will experience immediate and substantial dilution to the extent of the difference between the offering price per share paid in this offering and the adjusted net tangible book value per share of the Common Stock as of December 31, 2024, as adjusted to give effect to this offering.

Our net tangible book value per share of common stock is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of the Common Stock as of December 31, 2024 was approximately ($7.6) million, or ($99.74) per share, based on 76,516 shares of Common Stock outstanding at December 31, 2024.

After giving effect to (A) the issuance and sale in the Private Placement of (i) 468,650 shares of Common Stock, (ii) the 255,990 Pre-Funded Warrants, at an exercise price of $0.001 per share, (iii) the 724,640 Series A Warrants, at an exercise price of $2.95 per share, (iv) the 2,173,920 Series B Warrants, at an exercise price of $2.95 per share, and (v) the 54,348 PA Warrants, at an exercise price of $4.3125 per share, our pro forma net tangible book value as of December 31, 2024 would have been ($2.1) million, or ($1.00) per share of Common Stock.

After giving effect to the sale of 4,760,316 shares of the Common Stock in this offering at an assumed offering price of $1.38 per share and after deducting estimated offering expenses payable by us and estimated underwriting discounts and commissions, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been approximately ($0.3) million, or ($0.08) per share of common stock. This represents an immediate increase in net tangible book value of $99.66 per share to existing stockholders and immediate dilution of $1.46 per share to investors purchasing securities in this offering at the assumed offering price. The final combined public offering price will be determined between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final combined public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$1.38
Net tangible book value per share as of December 31, 2024	$(99.74)
Increase in pro forma net tangible book value per share of common stock attributable to pro forma adjustments	$98.74
Pro forma net tangible book value per share as of December 31, 2024	$(1.00)
Pro forma as adjusted net tangible book value per share of common stock attributable to this offering	$.92
Pro forma as adjusted net tangible book value per share of common stock after this offering		$(0.08)
Dilution per share of common stock to new investors		$1.46

The above assumed offering price per share is calculated based on the total proceeds received of $2,500,000 divided by the amount of common shares and common shares underlying pre-funded warrants issued totaling 1,807,408 shares of common stock.

Each $0.10 increase (decrease) in the assumed public offering price of $1.38 per share of common stock would increase (decrease) the as adjusted net tangible book value by $.04 per share of common stock and the dilution to new investors by $1.42 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and table do not take into account further dilution to investors purchasing our securities in this offering that could occur upon the exercise of outstanding options and warrants, or the conversion of convertible securities, having a per share exercise or conversion price less than the public offering price per share in this offering. To the extent that outstanding options or warrants or other shares are issued, investors purchasing our securities in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of the Common Stock, including through the sale of securities convertible into or exchangeable or exercisable for Common Stock, the issuance of these securities could result in further dilution to our stockholders, including investors purchasing our securities in this offering.

The table and discussion above are based on 76,516 shares of Common Stock outstanding as of December 31, 2024, but does not include, as of such date:

●	23,520 shares of Common Stock reserved for future issuance under our 2021 Plan as of December 31, 2024, as well as automatic increases in the number of shares of Common Stock reserved for future issuance pursuant to this plan;

●	41,570 shares of Common Stock issuable upon exercise of warrants outstanding as of December 31, 2024, at a weighted average exercise price of $439.95 per share; and

●	992,220 shares of our common stock reserved for issuance pursuant to the conversion of preferred stock outstanding as of December 31, 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 6, 2025 or exercisable within the next 60 days thereafter, by: (i) our directors; (ii) our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

As noted in footnotes 3 to 5 below, Messrs. Charles A. Ross, Jr., Doug E. Grau and Corey Lambrecht own over 79% of the available stockholder votes, however, we do not intend to rely on the exemptions to corporate governance requirements as a controlled company.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Common Stock Outstanding(2)	Voting With Preferred		Percentage of Common Stock Outstanding(2)
Officers and Directors
Charles A. Ross, Jr., Chief Executive Officer, Chairman, principal executive officer, secretary, treasurer(3)	9,956,100	59.34%	49,912,100	(6)	37.92%

Doug E. Grau, President, Interim Chief Financial Officer, principal financial officer and principal accounting officer(4)	10,000,100	59.44%	50,000,100	(7)	37.98%

Corey Lambrecht, Chief Operating Officer and director(5)	9,325,100	57.75%	24,900,100	(8)	18.92%

Michael Dean Smith, director	200	*	200		*

C. Stephen Cochennet, director	200	*	200		*

Larry Sinks, director	-	*	-		*

Directors and executive officers as a group (6 Persons)	29,281,700	92.52%	124,812,700		94.82%

* Less than 1.00%

(1)	Unless otherwise noted above, the address of the persons and entities listed in the table is c/o American Rebel Holdings, Inc., 5115 Maryland Way, Ste. 303, Brentwood, Tennessee 37027.

(2)	Percentage is based upon 6,823,269 shares of Common Stock authorized and outstanding and adjusted as needed for derivative securities held by such stockholders. Figures are rounded to the nearest hundredth of a percent.

(3)	Includes 19,912 shares of Series A Preferred Stock, which is currently convertible into 9,956,000 shares of Common Stock at the option of the holder. Does not include an additional 30,000 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2026 and for two additional years, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(4)	Includes 20,000 shares of Series A Preferred Stock, which is currently convertible into 10,000,000 shares of Common Stock at the option of the holder. Does not include an additional 30,000 shares of Series A Preferred stock, which are convertible, equally every year starting on January 1, 2026 and for two additional years, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(5)	Includes 18,650 shares of Series A Preferred Stock, which is currently convertible into 9,325,000 shares of Common Stock at the option of the holder. Does not include an additional 6,250 shares of Series A Preferred stock, which are convertible, commencing on January 1, 2026, into shares of Common Stock at a rate of 500 to 1. Further, each share of Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Company for a vote.

(6)	Includes 49,912 shares of Seres A Preferred Stock that votes 1,000:1.

(7)	Includes 50,000 shares of Seres A Preferred Stock that votes 1,000:1.

(8)	Includes 24,900 shares of Seres A Preferred Stock that votes 1,000:1.

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SELLING STOCKHOLDERS

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer these shares for resale from time to time.

This prospectus relates to the offering and resale by of up to 4,760,316 shares Common Stock by the Selling Stockholders, 1,082,768 shares of Common Stock pursuant to piggy-back registration rights granted to certain Selling Stockholders and under the Securities Purchase Agreements, dated April 4, 2025, with other Selling Stockholders, consisting of: (a) 468,650 shares of Common Stock, (b) 255,990 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (c) 724,640 shares of Common Stock issuable pursuant to the Series A Warrants, (d) 2,173,920 shares of Common Stock issuable pursuant to the Series B Warrants, and (e) 54,348 shares of Common Stock issuable pursuant to the PA Warrants.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on its ownership of the shares of Common Stock, as of the date hereof. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering (1)
Intracoastal Capital LLC (2)	724,640	(2)	724,640	0
Anson Investments Master Fund LP (3)	565,220	(3)	565,220	0
Anson East Master Fund LP (4)	159,420	(4)	159,420	0
3i, LP (5)	724,640	(5)	724,640	0
Nomis Bay Ltd. (6)	449,275	(6)	449,275	0
BPY Limited (7)	275,365	(7)	275,365	0
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (8)	724,640	(8)	724,640	0
Michael Vasinkevich (9)	34,851		34,851	0
Noam Rubinstein (9)	17,120		17,120	0
Craig Schwabe (9)	1,834		1,834	0
Charles Worthman (9)	543		543	0
Coventry Enterprises, LLC (10)	33,000	(11)	33,000	0
Horberg Enterprises LP (12)	239,688	(13)	239,688	0
Kingdom Building, Inc. (14)	104,947	(15)	87,280	17,667
Bakay Capital Fund, L.P. (16)	503,697	(17)	489,465	14,232
Shelor Motor Mile Inc. (18)	233,335	(19)	233,335	0
Total	4,792,215		4,760,316	34,444

(1)	This column assumes full exercise of the warrants owned by the Selling Stockholders for shares of common stock offered hereby and the subsequent sale of all such shares of common stock.

(2)	Consists of (i) 99,000 shares of Common Stock; (ii) 45,928 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 144,928 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 434,784 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC. As a result, each of Mitchell P. Kopin and Daniel B. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intracoastal Capital LLC. The address of the Intracoastal Capital LLC is 2211A Lakeside Drive, Bannockburn, IL 60015.

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(3)	Consists of (i) 100,620 shares of Common Stock; (ii) 12,424 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 113,044 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 339,132 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the securities reported herein that are held by Anson Investments Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson Investments Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1 - 1104, Cayman Islands.

(4)	Consists of (i) 28,380 shares of Common Stock; (ii) 3,504 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 31,884 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 95,652 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP, hold voting and dispositive power over the securities reported herein that are held by Anson East Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson East Master Fund LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1 - 1104, Cayman Islands.

(5)	Consists of (i) 67,000 shares of Common Stock; (ii) 77,928 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 144,928 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 434,784 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. 3i Management LLC, the general partner of 3i, LP, have voting control and investment discretion over the securities reported herein that are held by 3i, LP. Maier J. Tarlow is the manager of 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities reported herein that are held by 3i, LP except to the extent of his pecuniary interest therein. The address of 3i, LP is 2 Wooster St. FL 2, New York, NY 10013.

(6)	Consists of (i) 27,683 shares of Common Stock; (ii) 62,172 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 89,855 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 269,565 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. Paul Zogala holds voting and dispositive power over the securities reported herein that are held by Nomis Bay Ltd. Mr. Zogala disclaims beneficial ownership of the securities reported herein that are held by Nomis Bay Ltd. except to the extent of his pecuniary interest therein. The address of Nomis Bay Ltd. is 5 Reid Street, Hamilton, Bermuda, HM 11.

(7)	Consists of (i) 16,967 shares of Common Stock; (ii) 38,106 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 55,073 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 165,219 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. Paul Zogala holds voting and dispositive power over the securities reported herein that are held by BPY Limited. Mr. Zogala disclaims beneficial ownership of the securities reported herein that are held by BPY Limited. except to the extent of his pecuniary interest therein. The address of BPY Limited is 5 Reid Street, Hamilton, Bermuda, HM 11.

(8)	Consists of (i) 129,000 shares of Common Stock; (ii) 15,928 shares of Common Stock underlying Pre-Funded Warrants, with an exercise price of $0.001 per share; (iii) 144,928 shares of Common Stock underlying Series A Warrants, with an exercise price of $2.95 per share and (iv) 434,784 shares of Common Stock underlying Series B Warrants, with an exercise price of $2.95 per share. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of the Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is 55 Post Rd W, 2nd Floor, Westport, CT 06880.

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(9)	Each of these Selling Stockholders is affiliated with Wainwright, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and each has sole voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of PA Warrants, which were received as compensation in connection with the Purchase Agreement dated as of April 4, 2025. Each of these Selling Stockholders acquired the PA Warrants in the ordinary course of business and, at the time the PA Warrants were acquired, each of these Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(10)	Jack Bodenstein holds voting and dispositive power over the securities reported herein that are held by Coventry Enterprises, LLC. Mr. Bodenstein disclaims beneficial ownership of the securities reported herein that are held by Coventry Enterprises, LLC except to the extent of his pecuniary interest therein. The address of Coventry Enterprises, LLC is _______________________.

(11)	Includes 33,000 shares of common stock underlying the conversion of 6,600 shares of Series D Convertible Preferred Stock.

(12)	Howard Horberg holds voting and dispositive power over the securities reported herein that are held by Horberg Enterprises, LP. Mr. Horberg disclaims beneficial ownership of the securities reported herein that are held by Horberg Enterprises, LP except to the extent of his pecuniary interest therein. The address of Horberg Enterprises, LP is 915 McCormick Drive, Lake Forest, IL 600456.

(13)	Includes 2,545 shares of common stock owned prior to this offering, up to 161,070 shares of common stock underlying the conversion of an OID note dated November 11, 2024 and up to 76,073 shares of common stock underlying the conversion of an OID note dated December 13, 2024.

(14)	Edward Haberfield holds voting and dispositive power over the securities reported herein that are held by Kingdom Building, Inc. Mr. Haberfield disclaims beneficial ownership of the securities reported herein that are held by Kingdom Building, Inc. except to the extent of his pecuniary interest therein. The address of Kingdom Building, Inc. is 572 Hidden Ridge Ct., Encinitas, CA 92024.

(15)	Includes 87,280 shares of common stock underlying the conversion of 17,456 shares of Series D Convertible Preferred Stock.

(16)	Berke Bakay holds voting and dispositive power over the securities reported herein that are held by Bakay Capital Fund, LP. Mr. Bakay disclaims beneficial ownership of the securities reported herein that are held by Bakay Capital Fund, LP, except to the extent of his pecuniary interest therein. The address of Bakay Capital Fund, LP is 888 Prospect St., Suite #200, La Jolla, California 92037. Bakay Capital Fund, LP may not convert any portion of prefunded warrants or shares of Series D Convertible Preferred Stock currently held by it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after exercise of the prefunded warrants or conversion of the Series D Convertible Preferred Stock.

(17)	Includes 2,850 shares of common stock currently owned, 11,382 shares of common stock underlying currently exercisable prefunded warrants and 489,465 shares of common stock underlying the conversion of 97,893 shares of Series D Convertible Preferred Stock.

(18)	David Hagan holds voting and dispositive power over the securities reported herein that are held by Shelor Motor Mile Inc. Mr. Hagan disclaims beneficial ownership of the securities reported herein that are held by Shelor Motor Mile Inc., except to the extent of his pecuniary interest therein. The address of Shelor Motor Mile Inc. is 2260 Roanoke Street, Christiansburg, VA 24073. Shelor Motor Mile Inc. may not convert any shares of Series D Convertible Preferred Stock currently held by it to the extent that it, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after the conversion of the Series D Convertible Preferred Stock.

(19)	Includes 233,335 shares of common stock underlying the conversion of 46,667 shares of Series D Convertible Preferred Stock.

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DESCRIPTION OF CAPITAL STOCK

General

Except as otherwise indicated by the context, references in this exhibit to “Company,” “American Rebel Holdings,” “American Rebel,” “we,” “us” and “our” are references to American Rebel Holdings, Inc. and its wholly-owned operating subsidiaries, American Rebel, Inc., American Rebel Beverages, LLC, Champion Safe Company, Inc., Superior Safe, LLC, Safe Guard Security Products, LLC, and Champion Safe De Mexico, S.A. de C.V. Inc.

As of June 18, 2025, we had two classes of security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our common stock, par value $0.001 per share (“Common Stock”), and a registered class of warrants, each to purchase one share of common stock (the “IPO Warrants” or “Common Stock Purchase Warrants”).

The shares of Common Stock and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “AREB” and “AREBW,” respectively, and began trading on February 7, 2022.

This summary does not purport to be complete and is qualified in its entirety by the provisions of our Second Amended and Restated Articles of Incorporation, and our Amended and Restated Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. You should refer to our Second Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, and the applicable provisions of the Nevada Revised Statutes for a complete description of our capital stock. Our authorized capital stock consists of (i) 600,000,000 shares of common stock, par value $0.001 per share, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, among which 150,000 shares are designated as Series A Preferred Stock, 250,000 shares are designated as Series B Convertible Preferred Stock, 3,100,000 shares are designated as Series C Redeemable Convertible Preferred Stock, and 500,000 shares are designated as Series D Convertible Preferred Stock.

Our Board is authorized, without stockholder approval, except as otherwise may be required by the applicable listing standards of a national securities exchange or any applicable laws, to issue additional shares of our authorized capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

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As of June 18, 2025, the issued and outstanding shares of Common Stock was 6,823,269.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time-to-time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.

Series A Preferred Stock

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock (the “Existing Series A Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Existing Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them.

Dividend Rights

Holders of shares of the Existing Series A Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Series A Preferred Stock are entitled to vote together with the holders of our Common Stock on an as-converted basis. Each Existing Series A Preferred Stock is entitled to cast one thousand (1,000) votes for each share held of the Existing Series A Preferred stock.

Conversion Rights

Each holder of the Series A Preferred Stock is entitled to convert any portion of the outstanding shares of Series A Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock. Each share of the Series A Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Series A Preferred Stock to 500 shares of Common Stock, subject to vesting requirements and adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice the conversion shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series B Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

As of June 18, 2025, the issued and outstanding shares of Series A Preferred Stock was 124,812.

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Series B Preferred Stock

No Maturity, Sinking Fund or Pre-Determined Mandatory Redemption

The Series B (the “Existing Series B Preferred Stock”) has no stated maturity and will not be subject to any sinking fund or pre-determined mandatory redemption. Shares of the Existing Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them, or the holders decide to convert them.

Dividend Rights

Holders of shares of the Existing Series B Preferred Stock are not entitled to receive any dividends.

Voting Rights

Holders of the Existing Series B Preferred Stock shall not have any voting rights, except in the case of voting on a change in the preferences of the Existing Series B Preferred Stock shares.

Conversion Rights

Each holder of the Existing Series B Preferred Stock is entitled to convert any portion of the outstanding shares of Existing Series B Preferred Stock held by such holder into validly issued, fully paid and non-assessable shares of our Common Stock Each share of the Existing Series B Preferred Stock is convertible into our Common Stock at the conversion rate of 1 share of Existing Series B Preferred Stock to 31.25 shares of Common Stock, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock. Should the Company issue a redemption notice the conversion shall occur on or prior to the fifth (5th) day prior to the redemption date, as may have been fixed in any redemption notice with respect to the Existing Series B Preferred Stock shares, at the office of the Company or any transfer agent for such stock.

Fractional Shares

No fractional shares of our Common Stock will be issued upon any conversion of the Existing Series B Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the number of shares of Common Stock issuable upon such conversion will be rounded up to the nearest whole share.

As of June 18, 2025, the issued and outstanding shares of Series B Preferred Stock was 3.

Series C Preferred Stock

On November 3, 2023, we filed a certificate of designation with the Nevada Secretary of State to establish our Series C Preferred Stock. We designated a total of 3,100,000 shares of Preferred Stock as “Series C Cumulative Redeemable Preferred Stock.” Our Series C Preferred Stock has following voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions:

Ranking. The Series C Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, junior to our Series A Preferred Stock and senior to our Common Stock and Series B Preferred Stock. The terms of the Series C Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Stated Value. Each share of Series C Preferred Stock has an initial stated value of $7.50, which is equal to the offering price per share, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series C Preferred Stock.

Dividend Rate and Payment Dates. Dividends on the Series C Preferred Stock are cumulative and payable quarterly in arrears to all holders of record on the applicable record date. Holders of our Series C Preferred Stock are entitled to receive cumulative quarterly dividends at a per annum rate of 8.53% of the stated value (or $0.16 per share per quarter based on the liquidation preference per share); provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.225 per quarter, which is equivalent to the annual rate of 12% of the $7.50 liquidation preference per share. In our sole discretion, dividends may be paid in cash or in kind in the form of Common Stock equal to the closing price of Common Stock on the last day of the quarter. Dividends on each share begin accruing on, and are cumulative from, the date of issuance and regardless of whether our Board declares and pays such dividends. Dividends on shares of our Series C Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

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Liquidation Preference. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series C Preferred Stock are entitled to receive, before any payment or distribution is made to the holders of our Common Stock or Series B Preferred Stock and on a junior basis with holders of our Series A Preferred Stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon (whether or not declared).

Company Call Option. We may redeem the shares of Series C Preferred Stock, in whole or in part at any time after the fifth anniversary of the initial closing of this Offering and continuing indefinitely thereafter, at our option, for cash, at $11.25 per share of Series C Preferred Stock, plus any accrued and unpaid dividends.

Stockholder Put Option. Once per calendar quarter beginning any time after the fifth-year anniversary of date of issuance, a Holder of record of shares of Series C Preferred Stock may elect to cause us to redeem all or any portion of their shares of Series C Preferred Stock for an amount equal to $11.25 per share plus any accrued and unpaid dividends, which amount may be settled by delivery of cash or shares of Common Stock, at the option of the holder. If the holder elects settlement in shares of Common Stock, we will deliver such number of shares of Common Stock equal to $11.25 per share of Series C Preferred Stock to be redeemed plus any accrued and unpaid dividends corresponding to the redeemed shares, divided by $2.25 per share (subject to pro rata adjustment in connection with any stock splits, stock dividends, or similar changes to the Company’s capitalization occurring after the date of this Certificate), with any fraction rounded up to the next whole share of Common Stock. A holder making such election shall provide written notice thereof to us specifying the name and address of the holder, the number of shares to be redeemed and whether settlement shall be in cash or shares of Common Stock. We shall redeem the specified shares of Series C Preferred Stock for shares of Common Stock no later than ten (10) days, or for cash no later than 365 days, following receipt of such notice.

Restrictions on Redemption and Repurchase. We are not be obligated to redeem or repurchase shares of Series C Preferred Stock if we are restricted by applicable law or our articles of incorporation from making such redemption or repurchase or to the extent any such redemption or repurchase would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we have no obligation to redeem shares in connection with a redemption request made by a holder if we determine, as of the redemption date, that we do not have sufficient funds available to fund that redemption. In this regard, we will have complete discretion under the certificate of designation for the Series C Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. Redemptions will be limited to five percent (5%) of the total outstanding Shares per quarter. To the extent we are unable to complete redemptions we may have earlier agreed to make, we will complete those redemptions promptly after we become able to do so, with all such deferred redemptions being satisfied on a first come, first served, basis.

Voting Rights. The Series C Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). We may not authorize or issue any class or series of equity securities ranking senior to the Series C Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series C Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series C Preferred Stock, voting together as a class.

Further Issuances. We will not be required to redeem shares of our Series C Preferred Stock at any time except as otherwise described above under the captions “Company Call Option” and “Stockholder Put Option.” Accordingly, the shares of our Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series C Preferred Stock exercises their put right. The shares of Series C Preferred Stock will not be subject to any sinking fund.

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Conversion at Option of Holder. Each share of Series C Preferred Stock shall be convertible into shares of Common Stock at a price per share of $1.50 (1 share of Series C Preferred Stock converts into 5 shares of Common Stock), at the option of the holder thereof, at any time following the issuance date of such share of Series C Preferred Stock and on or prior to the fifth (5th) day prior to a redemption date, if any, as may have been fixed in any redemption notice with respect to the shares of Series C Preferred Stock, at our office or any transfer agent for such stock. The conversion price ($1.50) shall not be adjusted for stock splits, stock dividends, recapitalizations or similar events.

Forced Conversion – If the closing price of the Company’s Common Stock during any ten consecutive trading day period has been at or above $2.25 per share (as adjusted for stock splits, stock dividends recapitalizations and similar events), then the Company shall have the right to require the holder of the Series C Preferred Stock to convert all, or any portion of, the shares of Series C Preferred Stock held by such holder for shares of Common Stock. If the Company elects to cause a forced conversion of the shares of Series C Preferred Stock then it must simultaneously take the same action with respect to all of the other shares of Series C Preferred Stock then outstanding on a pro rata basis.

Registration of Underlying Shares of Common Stock. In our Regulation A offering we are registering with the Commission up to 13,333,330 shares of Common Stock underlying the Series C Preferred Stock.

As of April 2025, the were no issued and outstanding shares of Series C Preferred Stock.

Series D Preferred Stock

On May 10, 2024, the Company’s board of directors approved the designation of a new Series D Convertible Preferred Stock (the “Series D Designation”). The rights, preferences, restrictions and other matters relating to the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) are described in greater detail below.

The Series D Designation was filed by the Company with the Secretary of State of Nevada on May 10, 2024, and designated 2,500,000 shares of Series D Preferred Stock, $0.001 par value per share. The Series D Preferred Stock has the following rights:

Stated Value. Each share of Series D Preferred Stock has an initial stated value of $7.50, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Series D Preferred Stock.

Conversion at Option of Holder. Each share of Series D Preferred Stock shall be convertible into shares of Common Stock at a fixed price per share of $1.50 (1 share of Series C Preferred Stock converts into 5 shares of Common Stock), at the option of the holder thereof, at any time following the issuance date of such share of Series D Preferred Stock at the Registrant’s office or any transfer agent for such stock. The conversion price ($1.50) shall not be adjusted for stock splits, stock dividends, recapitalizations or similar events.

Forced Conversion – If the closing price of the Registrant’s Common Stock during any ten consecutive trading day period has been at or above $2.25 per share (as adjusted for stock splits, stock dividends recapitalizations and similar events), then the Registrant shall have the right to require the holder of the Series D Preferred Stock to convert all, or any portion of, the shares of Series D Preferred Stock held by such holder for shares of Common Stock. If the Registrant elects to cause a forced conversion of the shares of Series D Preferred Stock then it must simultaneously take the same action with respect to all of the other shares of Series D Preferred Stock then outstanding on a pro rata basis.

Voting Rights. The Series D Preferred Stock has no voting rights relative to matters submitted to a vote of the Registrant’s stockholders (other than as required by law). The Registrant may not amend its articles of incorporation or the Series D Designation (whether by merger, consolidation, or otherwise) to materially and adversely change the rights, preferences or voting power of the Series D Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of the Registrant’s outstanding shares of Series D Preferred Stock, voting together as a class.

As of June 18, 2025, the issued and outstanding shares of Series D Preferred Stock was 255,951.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our common stock by non-U.S. holders (as defined below). This summary deals only with common stock held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) and does not discuss all of the U.S. federal income tax considerations applicable to a non-U.S. holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to: a dealer in securities or currencies; a broker-dealer; a financial institution; a qualified retirement plan, individual retirement plan, or other tax-deferred account; a regulated investment company; a real estate investment trust; a tax-exempt organization; an insurance company; a person holding common stock as part of a hedging, integrated, conversion, or straddle transaction or a person deemed to sell common stock under the constructive sale provisions of the Code; a trader in securities that has elected the mark-to-market method of tax accounting; an accrual method taxpayer subject to special tax accounting rules under Section 451(b) of the Code; an entity that is treated as a partnership for U.S. federal income tax purposes (or an investor therein); a person that received such common stock in connection with services provided, including upon the exercise of an option; a corporation that accumulates earnings to avoid U.S. federal income tax; a corporation organized outside the United States, any state thereof or the District of Columbia that is nonetheless treated as a U.S. corporation for U.S. federal income tax purposes; a person that is not a non-U.S. holder; a “controlled foreign corporation;” a “passive foreign investment company;” or a U.S. expatriate.

This summary is based upon provisions of the Code, its legislative history, applicable U.S. Treasury regulations promulgated thereunder, published rulings, and judicial decisions, all as in effect as of the date hereof. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Those authorities may be repealed, revoked, or modified, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances, and does not address the Medicare tax imposed on certain investment income or any state, local, foreign, gift, estate, or alternative minimum tax considerations.

For purposes of this discussion, a “U.S. holder” is a beneficial holder of common stock that is for U.S. federal income tax purposes: an individual citizen or resident of the United States; a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of common stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes regardless of its place of organization or formation. If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock is urged to consult its tax advisors.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE, AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

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Distributions on Our Common Stock

Distributions with respect to common stock, if any, generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the holder’s tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under “-Disposition of Our Common Stock” below.

Distributions treated as dividends that are paid to a non-U.S. holder, if any, with respect to shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, subject to the discussion below regarding foreign accounts. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. Such holder’s agent will then be required to provide certification to us or our paying agent.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of a reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty and does not timely file the required certification, it may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain from a sale, exchange or other disposition of our stock unless: (a) that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for our common stock, and certain other requirements are met. Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as: (1) the non-U.S. holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (x) the five-year period preceding the disposition, or (y) the holder’s holding period, and (2) our common stock is regularly traded on an established securities market. Although Nasdaq qualifies as an established securities market, there can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our common stock exceeds five percent, you will be taxed on such disposition generally in the manner applicable to U.S. persons and in addition, a purchaser of your common stock may be required to withhold tax with respect to that obligation.

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If a non-U.S. holder is described in clause (a) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. If the non-U.S. holder is an individual described in clause (b) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding Tax

We report to our non-U.S. holders and the IRS certain information with respect to any dividends we pay on our common stock, including the amount of dividends paid during each fiscal year, the name and address of the recipient, and the amount, if any, of tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or withholding was reduced by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently, 24%). Backup withholding, however, generally will not apply to distributions on our common stock to a non-U.S. holder, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Backup withholding is not an additional tax but merely an advance payment, which may be credited against the tax liability of persons subject to backup withholding or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Accounts

Certain withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under these rules) and certain other non-U.S. entities if certification, information reporting and other specified requirements are not met. A 30% withholding tax may apply to “withholdable payments” if they are paid to a foreign financial institution or to a non-financial foreign entity, unless (a) the foreign financial institution undertakes certain diligence and reporting obligations and other specified requirements are satisfied, or (b) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and other specified requirements are satisfied. “Withholdable payment” generally means any payment of interest, dividends, rents, and certain other types of generally passive income if such payment is from sources within the United States. Treasury regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible withholding under these rules on the gross proceeds from any sale or other disposition of our common stock, previously scheduled to apply beginning January 1, 2022. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or comply with comparable requirements under an applicable inter-governmental agreement between the United States and the foreign financial institution’s home jurisdiction. If an investor does not provide the information necessary to comply with these rules, it is possible that distributions to such investor that are attributable to withholdable payments, such as dividends, will be subject to the 30% withholding tax. Holders should consult their own tax advisers regarding the implications of these rules for their investment in our common stock.

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LEGAL MATTERS

Lucosky Brookman LLP serves as our legal counsel in connection with this offering.

EXPERTS

The consolidated financial statements of American Rebel Holdings, Inc. (the Company) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC (File No. 001-41267):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 9, 2025, as amended on April 30, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025 filed with the SEC on May 15, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 13, 2025, January 15, 2025, January 17, 2025, February 11, 2025, February 14, 2025, February 21, 2025, March 5, 2025, March 20, 2025, March 28, 2025, April 10, 2025, April 14, 2025, May 30, 2025, June 11, 2025, and June 13, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 4, 2022.

●	Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule 14A.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

American Rebel Holdings, Inc.

Attn: Investor Relations

5115 Maryland Way, Suite 303

Brentwood, Tennessee 37027

(833) 267-3235

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public at the Commission’s website at www.sec.gov and on our website at https://americanrebelholdings.com/investor-relations/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. You may inspect a copy of the registration statement through the Commission’s website, as provided herein.

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4,760,316 Shares of Common Stock

American Rebel Holdings, Inc.

PROSPECTUS

__________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Filing Fee	$4,168
Accounting Fees and Expenses (*)	$20,000
Legal Fees and Expenses (*)	$50,000
Total	$74,168

* Estimated expenses.

Item 14. Indemnification of Directors and Officers

Our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The foregoing discussion of our Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

On July 7, 2022, we entered into a PIPE transaction with an institutional buyer for the purchase and sale of securities, consisting of (i) 2,830 shares of common stock at $249.75 per share, (ii) prefunded warrants that were exercisable into 62,236 shares of Common Stock at $198.00 per prefunded warrant, and (iii) immediately exercisable warrants to initially acquire up to 130,131 shares of Common Stock at an exercise price of $154.80 per share, for gross proceeds of approximately $13 million.

On June 27, 2023, we entered into a PIPE transaction with Armistice Capital Master Fund Ltd. for the purchase and sale of $2,993,850.63 of securities, consisting of (i) 318 shares of common stock at $983.25 per share, (ii) prefunded warrants (the “2023 Prefunded Warrants”) that were exercisable into 2,733 shares of common stock (the “2023 Prefunded Warrant Shares”) at $983.25 per Prefunded Warrant, and (iii) immediately exercisable warrants to purchase up to 3,051 shares of common stock at an initial exercise price of $954.00 per share and will expire five years from the date of issuance.

In connection with the Company’s June 27, 2023 1-for-25 reverse split and the round lot rounding associated therewith, approximately 84,000 new shares of common stock were issued.

On July 1, 2023, we authorized the issuance of 135 shares of common stock to our independent board members for past services through June 30, 2023.

On August 21, 2023, 1,089 of the 2023 Prefunded Warrants were exercised. 1,089 shares of common stock were issued for a total payment of $2,450,000.

On September 8, 2023, holders of certain existing warrants exercised such warrants by paying $3,287,555.70 for 213,283 shares of the Company’s common stock at a reduced exercise price of $247.50 per share in consideration for the Company’s agreement to issue two new common stock purchase warrants to purchase, in the aggregate, up to 26,566 shares of the Company’s common stock.

On September 8, 2023, 1,644 of the 2023 Prefunded Warrants were exercised. 1,644 shares of common stock were issued for a total payment of $3,700,000.

On November 20, 2023, the Company issued Corey Lambrecht, its appointed chief operating officer, 25,000 shares of Series A - Super Voting Convertible Preferred Stock, under the terms of his employment agreement.

On December 30, 2023, we authorized the issuance of 18 shares of common stock to Mr. Ross, our Chief Executive Officer, and 10shares of common stock to Mr. Grau, our President, under the 2021 LTIP. These shares have not been issued as of the date of this Annual Report.

On August 5, 2024, the Company entered into a Securities Exchange Agreement No. 1 and Securities Exchange Agreement No. 2 with an accredited investor. Pursuant to the Securities Exchange Agreement No. 1, the Registrant and the investor exchanged a portion of the previously entered Revenue Agreement No. 1 for 10,010 shares of Series D Convertible Preferred Stock. In addition, pursuant to the Securities Exchange Agreement No. 2, the Registrant and the investor exchanged a portion of the previously entered Revenue Agreement No. 2 for 12,134 shares of Series D Convertible Preferred Stock.

On September 4, 2024, the Company issued 6,600 shares of the Company’s Series D Convertible Preferred Stock, to a lender pursuant to the terms of a conversion agreement.

On September 19, 2024, the Company authorized the issuance of 3,721 shares of common stock, valued at $80.64 per share, to a vendor pursuant to the terms of a settlement agreement.

On September 27, 2024, the Company authorized the issuance of 2,000 shares of common stock, valued at $880.64 per share, to a consultant pursuant to the terms of a consulting agreement.

II-2

On October 1, 2024, the Company issued 53,334 shares of Series D Convertible Preferred stock, valued at $7.50 per share, to a lender pursuant to the terms of a settlement agreement.

On October 1, 2024, the Company sold 31,500 shares of Series D Convertible Preferred Stock, for $7.50 per share for total proceeds to the Company of $236,250, to two accredited investors.

On October 2, 2024, the Company effectuated a 1-for-9 reverse stock split.

On October 23, 2024, the Company issued 2,280 shares of common stock, valued at $68.75 per share, and a three-year pre-funded warrant to purchase 19,442 shares of common stock at $0.25 per share, valued at $68.50 per share to the Investor pursuant to the terms of a securities exchange agreement.

On October 14, 2024, the Company issued 2,427 shares of common stock upon conversion of 12,134 shares of Series D Convertible Preferred Stock to an accredited investor.

On October 30, 2024, the Company entered into a $420,000 Note with a third-party Lender. In addition to the Note, the Company issued the Lender a five-year common stock purchase warrant to purchase up to 2,887 shares of Common Stock at $145.50 per share. The Company granted piggyback registration rights to the Lender on the shares of common stock underlying the warrant and the shares of common stock potentially issuable upon default of the Note. On December 31, 2024, the Company and Lender entered into an amendment to the Note, which included a provision to reduce the exercise price of the warrant to $87.50 per share.

On November 1, 2024, the Company authorized the issuance of 2,272 shares of common stock to an accredited investor upon the partial exercise of a prefunded warrant on a cashless basis.

On November 7, 2024, the Company authorized the issuance of 2,872 shares of common stock to an accredited investor upon the partial exercise of a prefunded warrant on a cashless basis.

On November 11, 2024, the Company exchanged $150,469.11 of an assigned note portion for 3,145 shares of the Company’s common stock as a 3(a)(9) exchange.

On November 11, 2024, the Company entered into a $400,000 twelve-month promissory note with an accredited investor. An original issue discount of $80,000 was applied on the issuance date and was paid through the issuance of 1,071 shares of the Company’s common stock, resulting in net loan proceeds to the Company of $320,000.

On November 11, 2024, the Company authorized the issuance of 1,760 shares of common stock to Charles A. Ross, Jr., the Company’s CEO and Chairman, upon the conversion of 88 shares of Series A Convertible Preferred Stock.

On December 13, 2024, the Company entered into a three-month promissory note with an accredited investor in the principal amount of $213,715. An original issue discount of $63,715 was applied on the issuance date and was paid through the issuance of 1,474 shares of the Company’s common stock, resulting in net loan proceeds to the Company of $150,000.

On December 29, 2024, the Company authorized the issuance of 2,000 shares of common stock to Corey Lambrecht, the Company’s COO and a director, upon the conversion of 100 shares of Series A Convertible Preferred Stock.

On December 26, 2024, the Company entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Silverback Capital Corporation (“SCC”) to settle outstanding claims owed to SCC. Pursuant to the Settlement Agreement, SCC has agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling $1,843,595.18 (the “Payables”) and will exchange such Payables for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at 75% of the average of the three lowest traded prices during the five trading day period prior to a share request, which is subject to a floor price. On January 6, 2025, SCC requested the issuance of 3,120 shares of Common Stock to SCC, representing a payment of approximately $99,645, plus 600 shares of Common Stock as a settlement fee.

On January 10, 2025, the Company authorized the issuance of 15,613 (Note 1) and 3,123 (Note 2) shares of the Company’s Series D Convertible Preferred Stock to the Lenders pursuant to the OID Notes described in Item 1.01 above.

On January 10, 2025, the Company authorized the issuance of 2,200 shares of common stock to a consultant pursuant to the terms of an amendment to a current consulting agreement.

II-3

On January 13, 2025, SCC requested the issuance of 2,800 shares of Common Stock to SCC, representing a payment of approximately $99,750.

On January 14, 2025, the Company authorized the issuance of 43,335 shares of Series D Convertible Preferred Stock to seven service providers to the Company and its subsidiaries.

On January 15, 2025, SCC requested the issuance of 4,140 shares of Common Stock to SCC, representing a payment of approximately $147,487.50.

On January 24, 2025, SCC requested the issuance of 4,400 shares of Common Stock to SCC, representing a payment of approximately $133,200.

On February 3, 2025, SCC requested the issuance of 4,600 shares of Common Stock to SCC, representing a payment of approximately $99,187.50

On February 10, 2025, the Company authorized the issuance of 17,667 shares of common stock to an accredited investor upon the conversion of 88,334 shares of Series D Convertible Preferred Stock.

On February 10, 2025, the Company authorized the issuance of 2,480 shares of common stock, valued at $75,000, to a lender for a fee related to a financing agreement.

On February 10, 2025, SCC requested the issuance of 4,800 shares of Common Stock to SCC, representing a payment of approximately $92,772.

On February 10, 2025, 1800 Diagonal Lending converted a portion of their debt into 1,212 shares of common stock.

On February 11, 2025, 1800 Diagonal Lending converted a portion of their debt into 1,305 shares of common stock.

On February 12, 2025, Coventry Enterprises converted a portion of their debt into 1,697 shares of common stock.

On February 14, 2025, Coventry Enterprises converted a portion of their debt into 1,830 shares of common stock.

On February 18, 2025, SCC requested the issuance of 5,000 shares of Common Stock to SCC, representing a payment of approximately $92,081.25.

On February 18, 2025, 1800 Diagonal Lending converted a portion of their debt into 1,997 shares of common stock.

On February 20, 2025, the Company authorized the issuance of 3,145 shares of common stock pursuant to an amendment to a purchase and exchange agreement.

On February 21, 2025, 1800 Diagonal Lending converted a portion of their debt into 2,100 shares of common stock.

On February 24, 2025, SCC requested the issuance of 3,200 shares of Common Stock to SCC, representing a payment of approximately $40,068.00

On February 25, 2025, SCC requested the issuance of 5,700 shares of Common Stock to SCC, representing a payment of approximately $65,193.75.

On February 25, 2025, 1800 Diagonal Lending converted a portion of their debt into 3,380 shares of common stock.

On February 26, 2025, 1800 Diagonal Lending converted a portion of their debt into 2,273 shares of common stock.

On February 27, 2025, SCC requested the issuance of 6,000 shares of Common Stock to SCC, representing a payment of approximately $63,855.00.

On February 27, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a second closing notice for the exchange of $55,000 of assigned note portion for 5,168 shares of the Company’s common stock.

On March 4, 2025, SCC requested the issuance of 6,800 shares of Common Stock to SCC, representing a payment of approximately $63,750.00.

On March 4, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a third closing notice for the exchange of $52,712.25 of assigned note portion for 5,623 shares of the Company’s common stock.

On March 5, 2025, the Company authorized the issuance of 8,000 shares of common stock to an accredited investor upon the conversion of $64,950 due under a promissory note dated September 4, 2024.

On March 5, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a fourth closing notice for the exchange of $55,000 of assigned note portion for 8,334 shares of the Company’s common stock.

On March 6, 2025, SCC requested the issuance of 3,200 shares of Common Stock to SCC, representing a payment of approximately $47,655.

On March 6, 2025, Coventry Enterprises converted a portion of their debt into 8,000 shares of common stock.

On March 7, 2025, SCC requested the issuance of 7,400 shares of Common Stock to SCC, representing a payment of approximately $48,978.75.

On March 10, 2025, SCC requested the issuance of 7,600 shares of Common Stock to SCC, representing a payment of approximately $43,335.20.

II-4

On March 10, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a fifth closing notice for the exchange of $50,000 of assigned note portion for 8,723 shares of the Company’s common stock.

On March 12, 2025, SCC requested the issuance of 11,160 shares of Common Stock to SCC, representing a payment of approximately $63,006.57.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a sixth closing notice for the exchange of $50,000 of assigned note portion for 8,723 shares of the Company’s common stock.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a seventh closing notice for the exchange of $50,000 of assigned note portion for 8,723 shares of the Company’s common stock.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a eighth closing notice for the exchange of $50,000 of assigned note portion for 8,723 shares of the Company’s common stock.

On March 12, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a ninth closing notice for the exchange of $65,000 of assigned note portion for 11,339 shares of the Company’s common stock.

On March 12, 2025, Coventry Enterprises converted a portion of their debt into 10,000 shares of common stock.

On March 13, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a tenth closing notice for the exchange of $50,000 of assigned note portion for 12,289 shares of the Company’s common stock.

On March 13, 2025, SCC requested the issuance of 11,600 shares of Common Stock to SCC, representing a payment of approximately $47,818.10.

On March 14, 2025, SCC requested the issuance of 12,200 shares of Common Stock to SCC, representing a payment of approximately $46,558.25.

On March 17, 2025, SCC requested the issuance of 12,800 shares of Common Stock to SCC, representing a payment of approximately $48,457.60.

On March 17, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company an eleventh closing notice for the exchange of $50,000 of assigned note portion for 12,289 shares of the Company’s common stock.

On March 18, 2025, SCC requested the issuance of 13,200 shares of Common Stock to SCC, representing a payment of approximately $49,971.90.

On March 18, 2025, Coventry Enterprises converted a portion of their debt into 12,000 shares of common stock.

On March 18, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twelfth closing notice for the exchange of $50,000 of assigned note portion for 13,202 shares of the Company’s common stock.

On March 19, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a thirteenth closing notice for the exchange of $50,000 of assigned note portion for 13,202 shares of the Company’s common stock. On the same day, the Purchaser sent the Company a fourteenth closing notice for the exchange of $50,000 of assigned note portion for 15,528 shares of the Company’s common stock.

On March 19, 2025, SCC requested the issuance of 13,600 shares of Common Stock to SCC, representing a payment of approximately $51,486.20.

On March 20, 2025, SCC requested the issuance of 14,000 shares of Common Stock to SCC, representing a payment of approximately $42,605.50.

II-5

On March 21, 2025, SCC requested the issuance of 21,200 shares of Common Stock to SCC, representing a payment of approximately $59,400.

On March 24, 2025, SCC requested the issuance of 21,680 shares of Common Stock to SCC, representing a payment of approximately $45,219.06.

On March 24, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a fifteenth closing notice for the exchange of $35,000 of assigned note portion for 16,868 shares of the Company’s common stock. On the same day, the Purchaser sent the Company a sixteenth closing notice for the exchange of $35,000 of assigned note portion for 16,868 shares of the Company’s common stock.

On March 25, 2025, SCC requested the issuance of 23,200 shares of Common Stock to SCC, representing a payment of approximately $45,240.

On March 25, 2025, Coventry Enterprises converted a portion of their debt into 35,971 shares of common stock.

On March 26, 2025, SCC requested the issuance of 24,400 shares of Common Stock to SCC, representing a payment of approximately $45,750.

On March 26, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a seventeenth closing notice for the exchange of $35,000 of assigned note portion for 18,667 shares of the Company’s common stock. On the same day, the Purchaser sent the Company a eighteenth closing notice for the exchange of $35,000 of assigned note portion for 18,667 shares of the Company’s common stock. On the same day, the Purchaser sent the Company a nineteenth closing notice for the exchange of $35,000 of assigned note portion for 18,667 shares of the Company’s common stock.

On March 27, 2025, SCC requested the issuance of 29,920 shares of Common Stock to SCC, representing a payment of approximately $48,433.80.

On March 28, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twentieth closing notice for the exchange of $35,000 of assigned note portion for 23,333 shares of the Company’s common stock.

On March 31, 2025, the Company effectuated a 1-for-25 reverse stock split. In connection therewith, the Company issued 38 shares of common stock pursuant to round lot rounding associated with the reverse stock split.

On March 31, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-first closing notice for the exchange of $25,000 of assigned note portion for 29,070 shares of the Company’s common stock. On the same day, the Purchaser sent the Company a twenty-second closing notice for the exchange of $20,000 of assigned note portion for 23,257 shares of the Company’s common stock.

On April 2, 2025, SCC requested the issuance of 34,000 shares of Common Stock to SCC, representing a payment of approximately $28,050.

On April 2, 2025, SCC requested the issuance of 35,000 shares of Common Stock to SCC, representing a payment of approximately $28,875.

On April 2, 2025, the Company authorized the issuance of 27,500 shares of common stock to an accredited investor upon the conversion of 5,500 shares of Series D Convertible Preferred Stock.

On April 2, 2025, the Company entered into a second Settlement Agreement and Stipulation (the “ Second Settlement Agreement”) with SCC to settle outstanding claims owed to SCC. Pursuant to the Settlement Agreement, SCC has agreed to purchase certain outstanding payables between the Company and designated vendors of the Company totaling $4,690,773.09 (the “Payables”) and will exchange such Payables for a settlement amount payable in shares of common stock of the Company (the “Settlement Shares”). The Settlement Shares shall be priced at 75% of the average of the three lowest traded prices during the five trading day period prior to a share request, which is subject to a floor price of $2.92. The Company agreed to issue SCC 2,800 shares of Common Stock as a settlement fee.

On April 3, 2025, SCC requested the issuance of 36,000 shares of Common Stock to SCC, representing a payment of approximately $29,700.

On April 4, 2025, SCC requested the issuance of 31,956 shares of Common Stock to SCC, representing a payment of approximately $26,363.70.

On April 4, 2025, the Company authorized the issuance of 40,000 shares of common stock to an accredited investor upon the conversion of 8,000 shares of Series D Convertible Preferred Stock.

II-6

On April 4, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-third closing notice for the exchange of $72,500 of assigned note portion for 87,879 shares of the Company’s common stock. The shares under this request were never issued and on April 9, 2025, the Purchaser sent the Company a revised twenty-third closing notice for the exchange of $99,000 of assigned note portion for 100,763 shares of the Company’s common stock.

On April 4, 2025, the Company entered into a conversion agreement with a current noteholder, whereby the noteholder agreed to convert all $617,100 of the principal amount owed under its OID Note dated January 10, 2025 into 82,280 shares of Series D Convertible Preferred Stock.

On April 4, 2025, the Company entered into definitive agreements for the purchase and sale of an aggregate of 724,640 shares of common stock (or pre-funded warrant in lieu thereof), series A warrants to purchase up to 724,640 shares of common stock and short-term series B warrants to purchase up to 2,173,920 shares of common stock at a purchase price of $3.45 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under Nasdaq rules. The series A warrants and the short-term series B warrants will have an exercise price of $2.95 per share and will be exercisable immediately upon issuance. The series A warrants will expire five years from the date of issuance and the short-term series B warrants will expire eighteen months from the date issuance. The private placement closed on April 8, 2025.

On April 7 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-fourth closing notice for the exchange of $60,000 of assigned note portion for 72,727 shares of the Company’s common stock. The shares under this request were never issued and on April 9, 2025, the Purchaser sent the Company a revised twenty-fourth closing notice for the exchange of $50,000 of assigned note portion for 50,891 shares of the Company’s common stock. On April 10, 2025, the Purchaser, pursuant to the Purchase and Exchange Agreement dated November 11, 2024, as amended on February 19, 2025, sent the Company a twenty-fifth closing notice for the exchange of $66,022.56 of assigned note portion for 31,552 shares of the Company’s common stock. On the same day, the Purchaser sent the Company a twenty-sixth closing notice for the exchange of $26,191.62 of assigned note portion for 12,514 shares of the Company’s common stock.

On April 7, 2025, the Company authorized the issuance of 40,000 shares of common stock to an accredited investor upon the conversion of 8,000 shares of Series D Convertible Preferred Stock.

On April 8, 2025, Coventry Enterprises converted a portion of their debt into 20,000 shares of common stock.

On April 9, 2025, Coventry Enterprises converted a portion of their debt into 27,000 shares of common stock.

On April 9, 2025, Coventry Enterprises converted a portion of their debt into 49,083 shares of common stock.

On April 10, 2025, Coventry Enterprises converted a portion of their debt into 61,000 shares of common stock.

On April 10, 2025, Coventry Enterprises converted a portion of their debt into 20,000 shares of common stock.

On April 10, 2025, Coventry Enterprises converted a portion of their debt into 25,000 shares of common stock.

On April 10, 2025, the Company authorized the issuance of 50,050 shares of common stock to an accredited investor upon the conversion of 10,010 shares of Series D Convertible Preferred Stock.

On April 11, 2025, Coventry Enterprises converted a portion of their debt into 96,000 shares of common stock.

On April 13, 2025, the Company received a conversion notice from a current noteholder, whereby the noteholder converted all $107,500 of the amount owed under its OID Note dated January 10, 2025 into 14,333 shares of Series D Convertible Preferred Stock.

On April 14, 2025, the Company authorized the issuance of 82,437 shares of common stock, valued at $5.58 per share, to a financier pursuant to the terms of a settlement and conversion agreement.

On April 14, 2025, the Company authorized the issuance of 72,581 shares of common stock, valued at $5.58 per share, to a lender pursuant to the terms of a settlement and conversion agreement.

On April 14, 2025, Coventry Enterprises converted a portion of their debt into 95,000 shares of common stock.

On April 15, 2025, SCC requested the issuance of 25,200 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $105,651, plus 2,800 shares of Common Stock as a settlement fee (a total of 28,000 shares of Common Stock).

On April 16, 2025, SCC requested the issuance of 93,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $406,014.75.

On April 23, 2025, SCC requested the issuance of 95,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $277,400.

On April 24, 2025, SCC requested the issuance of 200,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $584,000.

On April 24, 2025, SCC requested the second issuance of 200,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a second payment of approximately $584,000.

On April 25, 2025, SCC requested the issuance of 220,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $642,400.

On April 28, 2025, SCC requested the issuance of 240,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $700,800.

On May 6, 2025, SCC requested the issuance of 245,000 shares of Common Stock to SCC pursuant to the Second Settlement Agreement, representing a payment of approximately $715,400.

On May 6, 2025, 1800 Diagonal Lending converted a portion of their debt into 38,666 shares of common stock.

On May 30, 2025, a lender, pursuant to an OID Note dated November 11, 2024, converted $131,910 of the OID Note into 100,000 shares of the Company’s common stock. Further, on June 3, 3025, the lender converted the remaining $214,487.26 balance of the OID Note, including interest, into 184,934 shares of the Company’s common stock.

II-7

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

2.1	Stock Purchase Agreement, dated June 8, 2016, by and among CubeScape, Inc., American Rebel, Inc., and certain individual named therein (Incorporated by reference to Exhibit 2.1 to Form 8-K, filed June 9, 2016)
2.2	Champion Safe Co., Inc. Stock Membership Interest Purchase Agreement dated June 29, 2022 (Incorporated by reference to Exhibit 2.1 to Form 8-K, filed July 6, 2022)
3.1	Second Amended and Restated Articles of Incorporation effective January 22, 2022 (Incorporated by reference to Exhibit 3.4 to Form 10-K, filed March 31, 2022)
3.2	Amended and Restated Bylaws of American Rebel Holdings, Inc. effective as of February 9, 2022 (Incorporated by reference to Exhibit 3.1 to Form 8-K, filed February 15, 2022)
3.3	Certificate of Amendment to the Second Amended and Restated Articles effectuating 1-for-25 Reverse Stock Split (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on June 26, 2023)
3.4	Certificate of Amendment to the Second Amended and Restated Articles effectuating 1-for-9 Reverse Stock Split (Incorporation by reference to Exhibit 3.1 to Form 8-K filed on September 27, 2024)
3.5	Certificate of Amendment to Second Amended and Restated Articles of Incorporation to be effective on March 31, 2025 (Incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 28, 2025)
4.1	Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on February 24, 2020)
4.2	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 3, 2021)
4.3	Amended Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 28, 2021)
4.4	Description of Securities (Incorporated by reference to Exhibit 4.4 to Form 10-K filed on April 9, 2025)
4.5	Warrant Agency Agreement with Action Stock Transfer dated February 9, 2022 (Incorporated by reference to Exhibit 4. 2 to Form 8-K, filed February 10, 2022)
4.6	Form of Pre-funded Warrant (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed February 15, 2022)
4.7	Line of Credit Agreement dated February 10, 2023 (Incorporated by reference to Exhibit 4.6 to Form 10-Q filed May 15, 2023)
4.8	Financing Agreement dated April 14, 2023 (Incorporated by reference to Exhibit 4.1 to Form 8-K, filed May 1, 2023)
4.9	Armistice Form of New Warrant A (Incorporated by reference to Exhibit 4.1 to Form 8-K/A, filed on September 8, 2023)
4.10	Armistice Form of New Warrant B (Incorporated by reference to Exhibit 4.2 to Form 8-K/A, filed on September 8, 2023)
4.11	Amended and Restated Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 to Form 8-K ,filed on November 6, 2023)
4.12	Certificate of Designation of Series C Preferred Stock (Incorporated by reference to Exhibit 4.2 to Form 8-K, filed on November 6, 2023)
4.13	Alt Banq Financing Agreement dated December 28, 2023 (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on January 3, 2024)
4.14	Certificate of Designation of Series D Convertible Preferred Stock dated May 10, 2024 (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on May 16, 2024)
4.15	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 10, 2025)
4.16	Form of Series A Warrant (Incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 10, 2025)
4.17	Form of Series B Warrant (Incorporated by reference to Exhibit 4.3 to Form 8-K filed on April 10, 2025)
4.18	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.4 to Form 8-K filed on April 10, 2025)
5.1***	Legal Opinion of Lucosky Brookman LLP
10.1†	Ross Employment Agreement dated January 1, 2021 (Incorporated by reference to Exhibit 10.1 to Form 8-K, filed March 5, 2021)
10.2†	Grau Employment Agreement dated January 1, 2021 (Incorporated by reference to Exhibit 10. 2 to Form 8-K, filed March 5, 2021)
10.3†	2021 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 to Form 8-K, filed March 5, 2021)
10.4†	Ross Amendment to Employment Agreement dated April 9, 2021 (Incorporated by reference to Exhibit 10.42 to Form 10-K, filed May 17, 2021)
10.5†	Grau Amendment to Employment Agreement dated April 9, 2021 (Incorporated by reference to Exhibit 10.43 to Form 10-K, filed May 17, 2021)
10.6	Armistice Form of Warrant (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on June 28, 2023)
10.7	Armistice Form of Prefunded Warrant (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on June 28, 2023)
10.8	Armistice Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on June 28, 2023)
10.9	Tony Stewart Racing Nitro Sponsorship Agreement dated July 1, 2023 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 7, 2023)

II-8

10.10	Master Brewing Agreement dated August 9, 2023 (Incorporated by reference to Exhibit 10.16 to Form 10-Q filed on August 14, 2023)
10.11	Loan Agreement dated July 1, 2023 (Incorporated by reference to Exhibit 10.17 to Form 10-Q filed on August 14, 2023)
10.12	Form of Inducement Letter dated September 8, 2023 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on September 8, 2023)
10.13†	Lambrecht Employment Agreement dated November 20, 2023 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on November 24, 2023)
10.14†	Ross Amendment No. 2 to Employment Agreement dated November 20, 2023 (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on November 24, 2023)
10.15†	Grau Amendment No. 2 to Employment Agreement dated November 20, 2023 (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on November 24, 2023)
10.16	$500,000 Revenue Interest Purchase Agreement dated December 19, 2023 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 22, 2023)
10.17	New Loan Agreement dated January 1, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 5, 2024)
10.18	1800 Diagonal Note dated March 21, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 22, 2024)
10.19	1800 Diagonal Securities Purchase Agreement dated March 21, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on March 22, 2024)
10.20	$100,000 Revenue Interest Purchase Agreement dated March 22, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 27, 2024)
10.21	$100,000 Revenue Interest Purchase Agreement dated April 1, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 3, 2024)
10.22	$100,000 Revenue Interest Purchase Agreement dated April 9, 2024 (Incorporated by reference to Exhibit 10.22 to Form 10-K filed on April 12, 2024)
10.23	$300,000 Revenue Interest Purchase Agreement dated April 9, 2024 (Incorporated by reference to Exhibit 10.23 to Form 10-K filed on April 12, 2024)
10.24	$75,000 Revenue Interest Purchase Agreement dated April 9, 2024 (Incorporated by reference to Exhibit 10.24 to Form 10-K filed on April 12, 2024)
10.25	$500,000 Revenue Interest Purchase Agreement dated April 19, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K/A filed on April 25, 2024)
10.26	KBI Securities Exchange Agreement dated May 13, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 16, 2024)
10.27	1800 Diagonal Note dated May 28, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 4, 2024)
10.28	1800 Diagonal Securities Purchase Agreement dated May 28, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on June 4, 2024)
10.29	Coventry Enterprises, LLC Note dated June 14, 2024 (Incorporated by reference to Exhibit 10.29 to Form 10-Q filed on June 14, 2024)
10.30	Coventry Enterprises, LLC Securities Purchase Agreement dated June 14, 2024 (Incorporated by reference to Exhibit 10.30 to Form 10-Q filed on June 14, 2024)
10.31	Sinks Promissory Note dated June 28, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated July 2, 2024)
10.32	Parkview Advance Futures Receivables Sale and Purchase Agreement dated July 2, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated July 11, 2024)
10.33	Agile Lending Subordinated Business Loan and Security Agreement dated July 8, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated July 11, 2024)
10.34	KBI Conversion Agreement dated July 10, 2024 (Incorporated by reference to Exhibit 10.3 to Form 8-K dated July 11, 2024)
10.35	Securities Exchange and Amendment Agreement No. 1 effective August 5, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated August 7, 2024)
10.36	Securities Exchange and Amendment Agreement No. 2 effective August 5, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated August 7, 2024)
10.37	$100,000 Amended RIP Agreement No. 1 effective August 5, 2024 (Incorporated by reference to Exhibit 10.3 to Form 8-K dated August 7, 2024)
10.38	$100,000 Amended RIP Agreement No. 2 effective August 5, 2024 (Incorporated by reference to Exhibit 10.4 to Form 8-K dated August 7, 2024)
10.39	$300,000 Amended RIP Agreement No. 3 effective August 5, 2024 (Incorporated by reference to Exhibit 10.5 to Form 8-K dated August 7, 2024)
10.40	1800 Diagonal Note dated August 8, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated August 13, 2024)
10.41	1800 Diagonal Securities Purchase Agreement dated August 8, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated August 13, 2024)
10.42	Coventry Enterprises Note dated September 4, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated September 9, 2024)
10.43	Coventry Enterprises Securities Purchase Agreement dated September 4, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated September 9, 2024)
10.44	Coventry Enterprises Conversion Agreement dated September 4, 2024 (Incorporated by reference to Exhibit 10.3 to Form 8-K dated September 9, 2024)

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10.45	1800 Diagonal Note dated October 4, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated October 8, 2024)
10.46	1800 Diagonal Securities Purchase Agreement dated October 4, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated October 8, 2024)
10.47	Investor Securities Exchange Agreement dated October 23, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated October 30, 2024)
10.48	Alumni Capital Note dated October 30, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated November 1, 2024)
10.49	Alumni Capital Securities Purchase Agreement dated October 30, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated November 1, 2024)
10.50	Alumni Capital Warrant dated October 30, 2024 (Incorporated by reference to Exhibit 10.3 to Form 8-K dated November 1, 2024)
10.51	1800 Diagonal Note dated November 6, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated November 8, 2024)
10.52	1800 Diagonal Securities Purchase Agreement dated November 6, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated November 8, 2024)
10.53	Purchase and Exchange Agreement dated November 11, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated November 13, 2024)
10.54	$400,000 OID Note dated November 11, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated November 13, 2024)
10.55	$213,715 OID Note dated November 11, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated January 6, 2025)
10.56	AgileLending Subordinated Business Loan and Security Agreement (Incorporated by reference to Exhibit 10.56 to Form 10-K filed on April 9, 2025)
10.57	Alumni Capital Amendment to Securities Purchase Agreement dated December 31, 2024 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated January 6, 2025)
10.58	Silverback Capital Settlement Agreement and Stipulation dated December 26, 2024 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated January 13, 2025)
10.59	$617,100 OID Note 1 dated January 10, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated January 13, 2025)
10.60	$123,420 OID Note 2 dated January 10, 2025 (Incorporated by reference to Exhibit 10.3 to Form 8-K dated January 13, 2025)
10.61	1800 Diagonal Note dated February 10, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated February 14, 2025)
10.62	1800 Diagonal Securities Purchase Agreement dated February 10, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated February 14, 2025)
10.63	Amendment to Purchase and Exchange Agreement dated February 19, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated February 21, 2025)
10.64	1800 Diagonal Note dated March 3, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K dated March 5, 2025)
10.65	1800 Diagonal Securities Purchase Agreement dated March 3, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K dated March 5, 2025)
10.66	Shelor Motor Mile Tony Stewart Two Primary Sponsorships Purchase Agreement dated March 26, 2027 (Incorporated by reference to Exhibit 10.66 to Form 10-K filed on April 9, 2025)
10.67	2025 Stock Incentive Plan dated April 2, 2025 (Incorporated by reference to Exhibit 10.67 to Form 10-K filed on April 9, 2025)
10.68	Silverback Capital Second Settlement Agreement and Stipulation dated April 2, 2025 (Incorporated by reference to Exhibit 10.68 to Form 10-K filed on April 9, 2025)
10.69	OID Note Conversion Agreement dated April 4, 2025 (Incorporated by reference to Exhibit 10.69 to Form 10-K filed on April 9, 2025)
10.70	1800 Diagonal Note dated April 7, 2025 (Incorporated by reference to Exhibit 10.70 to Form 10-K filed on April 9, 2025)
10.71	1800 Diagonal Securities Purchase Agreement dated April 7, 2025 (Incorporated by reference to Exhibit 10.71 to Form 10-K filed on April 9, 2025)
10.72	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 10, 2025)

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10.73	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 10, 2025)
10.74	1800 Diagonal Note dated April 10, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 14, 2025)
10.75	1800 Diagonal Securities Purchase Agreement dated April 10, 2025 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 14, 2025)
10.76	Bank of America Forbearance Agreement dated May 30, 2025 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on June 10, 2025)
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to Form 10-K filed on April 9, 2025)
23.1*	Consent of Independent Registered Public Accounting Firm
23.2***	Consent of Lucosky Brookman LLP (Included in Exhibit 5.1)
24***	Power of Attorney (Included in the signature page of this Registration Statement)
107***	Filing Fee Table

101.INS*	Inline XBRL Instance Document
101.SCH**	Inline XBRL Taxonomy Extension Schema
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

† Indicates management contract or compensatory plan or arrangement.

** Furnished herewith.

*** Previously filed.

(b)	Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, Tennessee, on June 20, 2025.

American Rebel Holdings, Inc.

By:	/s/ Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles A. Ross, Jr.	Chief Executive Officer, Executive Chairman and Director	June 20, 2025
Charles A. Ross, Jr.	(Principal Executive Officer)

*	President and Interim Chief Financial Officer	June 20, 2025
Doug E. Grau	(Interim Principal Financial and Accounting Officer)

*	Chief Operating Officer and Director	June 20, 2025
Corey Lambrecht

*	Director	June 20, 2025
C. Stephen Cochennet

*	Director	June 20, 2025
Michael Dean Smith

*	Director	June 20, 2025
Larry Sinks

* By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Attorney-In-Fact

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